Exhibit 10.1

OMB Approval 2700-0042

1.	THIS CONTRACT IS A RATED ORDER	RATING	PAGE OF PAGES
AWARD/CONTRACT	UNDER DPAS (15 CFR 350)	N/A	1	47
2. CONTRACT (Proc. Inst. Ident.) NO. HHSN272200800041C	3.	EFFECTIVE DATE September 1, 2008	4. REQUISITION/PURCHASE REQUEST/PROJECT NO. 3962495
5. ISSUED BY	CODE	6. ADMINISTERED BY (If other than Item 6)	CODE
National Institutes of Health, DHHS NIAID, DEA, OA Room 3214, MSC 7612 6700-B Rockledge Drive Bethesda, Maryland 20892-7612	MID RCB-A
7. NAME AND ADDRESS OF CONTRACTOR (No. street, county, state and ZIP Code)	8. DELIVERY
SIGA Technologies, Inc. 4575 SW Research Way Corvallis, OR 97333	☐ FOB ORIGIN	☒ OTHER (See below)
FOB Destination
9/ DISCOUNT FOR PROMPT PAYMENT
N/A
10. SUBMIT INVOICES	ITEM
CODE	FACILITY CODE	ADDRESS SHOWN IN:	Art. G.3.
11. SHIP TO/MARK FOR	CODE	N/A	12. PAYMENT WILL BE MADE BY	CODE	N/A

Article F.1.	See Article G.3.
13. AUTHORITY FOR USING OTHER FULL AND OPEN COMPETITION:N/A ☐10 U.S.C. 2304(c)( ) ☐ 41 U.S.C. 253(c)( )	14. ACCOUNTING AND APPROPRIATION DATA EIN# 1133864870A1 SOC 25.55 BARDA CAN 8475593 $9,570,599

15A. ITEM NO.		15B. SUPPLIES/SERVICES		15C. UNIT PRICE		15D. AMOUNT	15E. UNIT PRICE	15F. AMOUNT
Title: ST-246 Smallpox Antiviral: Expanded Utility and Additional Indications				FY 08		$9,570,599
Period: September 1, 2008 through August 31, 2013 Contract Type: Cost Plus Fixed Fee				FY 09		$7,153,880
				FY 10 FY 11		$5,362,417 $15,780,413
				FY 12		$17,177,997

			15G. TOTAL AMOUNT OF CONTRACT					$55,045,306
16. TABLE OF CONTENTS
(✓)	SEC.	DESCRIPTION	PAGE(S)	(✓)	SEC.	DESCRIPTION		PAGE(S)
PART I - THE SCHEDULE				PART II - CONTRACT CLAUSES
☒	A	SOLICITATION/CONTRACT FORM	4	☒	I	CONTRACT CLAUSES		37
☒	B	SUPPLIES OR SERVICES AND PRICE/COST	4	PART III - LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACH.
☒	C	DESCRIPTION/SPECS./WORK STATEMENT	11	☒	J	LIST OF ATTACHMENTS		46
☒	D	PACKAGING AND MARKING	18		PART IV - REPRESENTATIONS AND INSTRUCTIONS
☒	E	INSPECTION AND ACCEPTANCE	19	☒	K	REPRESENTATIONS, CERTIFICATIONS AND OTHER STATEMENTS OF OFFERORS		47
☒	F	DELIVERIES OR PERFORMANCE	20
☒	G	CONTRACT ADMINISTRATION DATA	23	☐	L	INSTRS., CONDS., AND NOTICES TO OFFERORS
☒	H	SPECIAL CONTRACT REQUIREMENTS	26	☐	M	EVALUATION FACTORS FOR AWARD
CONTRACTING OFFICER WILL COMPLETE ITEM 17 OR 18 AS APPLICABLE

17. ☒ CONTRACTOR’S NEGOTIATED AGREEMENT (Contractor is required to sign this document and return  2  copies to issuing office.) Contractor agrees to furnish and deliver all items or perform all the services set forth or otherwise identified above and on any continuation sheets for the consideration stated herein. The rights and obligations of the parties to this contract shall be subject to and governed by the following documents: (a) this award/contract, (b) the solicitation, if any, and (c) such provisions, representations, certifications, and specifications, as are attached or incorporated by reference herein. (Attachments are listed herein.)

18. ☐ AWARD (Contractor is not required to sign this document.) Your offer on Solicitation Number __________________________________, including the additions or changes made by you which additions or changes are set forth in full above, is hereby accepted as to the items listed above and on any continuation sheets. This award consummates the contract which consists of the following documents: (a) the Government’s solicitation and your offer, and (b) this award/contract. No further contractual document is necessary.

19A. NAME AND TITLE OF SIGNER (Type or print)				20A. NAME OF CONTRACTING OFFICER Robert J. Singman Contracting Officer

19B. NAME OF CONTRACTOR	19C. DATE SIGNED	20B. UNITED STATES OF AMERICA		20C. DATE SIGNED

BY

(Signature of person authorized to sign)			(Signature of Contracting Officer)

NSN 7540-01-152-8069 PREVIOUS EDITION UNUSABLE	26-107 Computer Generated	STANDARD FORM 26 (REV. 4-85) Prescribed by GSA

Contract Number : HHSN272200800041C

CONTRACT TABLE OF CONTENTS

Contract Number : HHSN272200800041C

Contract Number : HHSN272200800041C

PART I - THE SCHEDULE

SECTION A - SOLICITATION/CONTRACT FORM

SECTION B - SUPPLIES OR SERVICES AND PRICES/COSTS

ARTICLE B.1. BRIEF DESCRIPTION OF SUPPLIES OR SERVICES

The overall objective of this contract is to advance the development and utility of ST-246 as a novel therapeutic agent for prevention and post-event therapeutic treatment of smallpox and related orthopoxviruses.

ARTICLE B.2. ESTIMATED COST AND FIXED FEE

a.	The estimated cost of this contract is $52,424,101.

b.

The fixed fee for this contract is $2,621,205. The fixed fee shall be paid in installments based on the percentage of completion of work, as determined by the Contracting Officer, and subject to the withholding provisions of the clauses ALLOWABLE COST AND PAYMENT and FIXED FEE referenced in the General Clause Listing in Part II, ARTICLE I.1. of this contract. Payment of fixed fee shall not be made in less than monthly increments.

c.	The total estimated amount of the contract, represented by the sum of the estimated cost plus the fixed fee, is $55,045,306.

d.

Total funds currently available for payment and allotted to this contract are $9,570,599, of which $9,114,856 represents the estimated costs, and of which $455,743 represents the fixed fee. For further provisions on funding, see the LIMITATION OF FUNDS clause referenced in Part II, ARTICLE I.2. Authorized Substitutions of Clauses.

e.	It is estimated that the amount currently allotted will cover performance of the contract through August 31, 2009.

f.	The Contracting Officer may allot additional funds to the contract without the concurrence of the Contractor.

ARTICLE B.3. PROVISIONS APPLICABLE TO DIRECT COSTS

a.	Items Unallowable Unless Otherwise Provided

Notwithstanding the clause[s], ALLOWABLE COST AND PAYMENT, and FIXED FEE, incorporated in this contract, unless authorized in writing by the Contracting Officer, the costs of the following items or activities shall be unallowable as direct costs:

	1.	Acquisition, by purchase or lease, of any interest in real property;

	2.	Special rearrangement or alteration of facilities;

3.

Purchase or lease of any item of general purpose office furniture or office equipment regardless of dollar value. (General purpose equipment is defined as any items of personal property which are usable for purposes other than research, such as office equipment and furnishings, pocket calculators, etc.);

	4.	Travel to attend general scientific meetings;

Contract Number : HHSN272200800041C

	5.	Foreign travel - See subparagraph b. below;

	6.	Consultant costs;

	7.	Subcontracts;

	8.	Patient care costs;

9.

Accountable Government property (defined as both real and personal property with an acquisition cost of $1,000 or more and a life expectancy of more than two years) and “sensitive items” (defined and listed in the Contractor’s Guide for Control of Government Property), regardless of acquisition value.

	10.	Light Refreshment and Meal Expenditures

Requests to use contract funds to provide light refreshments and/or meals to either federal or nonfederal employees must be submitted to the Project Officer, with a copy to the Contracting Officer, at least six (6) weeks in advance of the event. The request shall contain the following information: (a) name, date, and location of the event at which the light refreshments and/or meals will be provided; (b) a brief description of the purpose of the event; (c) a cost breakdown of the estimated light refreshment and/or meal costs; (d) the number of nonfederal and federal attendees receiving light refreshments and/or meals; and (e) if the event will be held somewhere other than a government facility, provide an explanation of why the event is not being held at a government facility.

Refer to NIH Manual Chapter 1160-1, Entertainment, for more information on NIH’s policy on the use of appropriated funds for light refreshments and meals.

b.	Travel Costs

	1.	Domestic Travel

a.

Total expenditures for domestic travel (transportation, lodging, subsistence, and incidental expenses) incurred in direct performance of this contract shall not exceed $141,600 without the prior written approval of the Contracting Officer.

b.

The Contractor shall invoice and be reimbursed for all travel costs in accordance with Federal Acquisition Regulations (FAR) 31.2 - Contracts with Commercial Organizations, Subsection 31.205-46, Travel Costs.

2.	Foreign Travel

Requests for foreign travel must be submitted at least six weeks in advance and shall contain the following: (a) meeting(s) and place(s) to be visited, with costs and dates; (b) name(s) and title(s) of Contractor personnel to travel and their functions in the contract project; (c) contract purposes to be served by the travel; (d) how travel of Contractor personnel will benefit and contribute to accomplishing the contract project, or will otherwise justify the expenditure of NIH contract funds; (e) how such advantages justify the costs for travel and absence from the project of more than one person if such are suggested; and (f) what additional functions may be performed by the travelers to accomplish other purposes of the contract and thus further benefit the project.

Contract Number : HHSN272200800041C

ARTICLE B.4. ADVANCE UNDERSTANDINGS

Other provisions of this contract notwithstanding, approval of the following items within the limits set forth is hereby granted without further authorization from the Contracting Officer.

a.	Overtime

No overtime (premium) pay is authorized under the subject contract.

b.	Indirect Costs

	a.	In no event shall the final amount reimbursable for General and Administrative expenses exceed a ceiling of 3% of $50,897,188.

b.

The Government is not obligated to pay any additional amount should the final indirect cost rates exceed these negotiated ceiling rates. In the event that the final indirect cost rates are less than these negotiated ceiling rates, the Government’s obligation shall be reduced to conform to the lower rate.

	c.	Any costs over and above this cost ceiling shall not be reimbursed under this contract or any other Government contract, grant, or cooperative agreement.

	d.	The Contractor shall complete all work in accordance with the Statement of Work, terms and conditions of this contract.

c.	Overhead

In no event shall the final amount reimbursable for Overhead expenses exceed a ceiling of 50%.

d.	Subcontracts

1. To negotiate a cost reimbursement type subcontract with Albemarle for an amount not to exceed $991,124. Award of the subcontract shall not proceed without the prior written consent of the Contracting Officer upon review of the supporting documentation required by FAR Clause 52.244-2, Subcontracts. After receiving written consent of the subcontract by the Contracting Officer, a copy of the signed, executed subcontract shall be provided to the Contracting Officer.

2. To negotiate a cost reimbursement type subcontract with Amersham for an amount not to exceed $100,000. Award of the subcontract shall not proceed without the prior written consent of the Contracting Officer upon review of the supporting documentation required by FAR Clause 52.244-2, Subcontracts. After receiving written consent of the subcontract by the Contracting Officer, a copy of the signed, executed subcontract shall be provided to the Contracting Officer.

3. To negotiate a cost reimbursement type subcontract with AZO Pharmarial for an amount not to exceed $1,618,800. Award of the subcontract shall not proceed without the prior written consent of the Contracting Officer upon review of the supporting documentation required by FAR Clause 52.244-2, Subcontracts. After receiving written consent of the subcontract by the Contracting Officer, a copy of the signed, executed subcontract shall be provided to the Contracting Officer.

4. To negotiate a cost reimbursement type subcontract with Battelle for an amount not to exceed $5,219,262. Award of the subcontract shall not proceed without the prior written consent of the Contracting Officer upon review of the supporting documentation required by FAR Clause 52.244-2, Subcontracts. After receiving written consent of the subcontract by the Contracting Officer, a copy of the signed, executed subcontract shall be provided to the Contracting Officer.

5. To negotiate a cost reimbursement type subcontract with Bioconvergence for an amount not to exceed $3,884,440. Award of the subcontract shall not proceed without the prior written consent of the Contracting Officer upon review of the supporting documentation required by FAR Clause 52.244-2, Subcontracts.

Contract Number : HHSN272200800041C

After receiving written consent of the subcontract by the Contracting Officer, a copy of the signed, executed subcontract shall be provided to the Contracting Officer.

6. To negotiate a cost reimbursement type subcontract with Catalent for an amount not to exceed $2,590,000. Award of the subcontract shall not proceed without the prior written consent of the Contracting Officer upon review of the supporting documentation required by FAR Clause 52.244-2, Subcontracts. After receiving written consent of the subcontract by the Contracting Officer, a copy of the signed, executed subcontract shall be provided to the Contracting Officer.

7. To negotiate a cost reimbursement type subcontract with INC Research for an amount not to exceed $16,054,809. Award of the subcontract shall not proceed without the prior written consent of the Contracting Officer upon review of the supporting documentation required by FAR Clause 52.244-2, Subcontracts. After receiving written consent of the subcontract by the Contracting Officer, a copy of the signed, executed subcontract shall be provided to the Contracting Officer.

8. To negotiate a cost reimbursement type subcontract with MPI Research for an amount not to exceed $3,928,200. Award of the subcontract shall not proceed without the prior written consent of the Contracting Officer upon review of the supporting documentation required by FAR Clause 52.244-2, Subcontracts. After receiving written consent of the subcontract by the Contracting Officer, a copy of the signed, executed subcontract shall be provided to the Contracting Officer.

9. To negotiate a cost reimbursement type subcontract with Powdersize for an amount not to exceed $49,876. Award of the subcontract shall not proceed without the prior written consent of the Contracting Officer upon review of the supporting documentation required by FAR Clause 52.244-2, Subcontracts. After receiving written consent of the subcontract by the Contracting Officer, a copy of the signed, executed subcontract shall be provided to the Contracting Officer.

10. To negotiate a cost reimbursement type subcontract with WGA for an amount not to exceed $80,000. Award of the subcontract shall not proceed without the prior written consent of the Contracting Officer upon review of the supporting documentation required by FAR Clause 52.244-2, Subcontracts. After receiving written consent of the subcontract by the Contracting Officer, a copy of the signed, executed subcontract shall be provided to the Contracting Officer.

e.

Consultants Consultant agreements shall not proceed without the prior written approval of the Contracting Officer and are not to exceed $1,516,550. A copy of all signed approved consulting agreements shall be provided to the Contracting Officer.

Year 2008	Year 2009	Year 2010	Year 2011	Year 2012

$298,750	$298,750	$296,350	$286,350	336,350

f.	Invoices - Cost and Personnel Reporting, and Variances from the Negotiated Budget

	1.	The Contractor agrees to provide a detailed breakdown on invoices of the following cost categories:

		a.	Direct Labor - List individuals by name, title/position, hourly/annual rate, level of effort, and amount claimed.

		b.	Fringe Benefits - Cite rate and amount

		c.	Overhead - Cite rate and amount

		d.	Materials & Supplies - Include detailed breakdown when total amount is over $1,000.

		e.	Travel - Identify travelers, dates, destination, purpose of trip, and amount. Cite COA, if appropriate. List separately, domestic travel, general scientific meeting travel, and foreign travel.

Contract Number : HHSN272200800041C

		f.	Consultant Fees - Identify individuals and amounts.

		g.	Subcontracts - Attach subcontractor invoice(s).

		h.	Equipment - Cite authorization and amount.

		i.	G&A - Cite rate and amount.

		j.	Total Cost

		k.	Fixed Fee

		l.	Total CPFF

Monthly invoices must include the cumulative total expenses to date, adjusted (as applicable) to show any amounts suspended by the Government.

2.

The Contractor agrees to immediately notify the Contracting Officer in writing if there is an anticipated overrun (any amount) or unexpended balance (greater than 10 percent) of the amount allotted to the contract, and the reasons for the variance. Also refer to the requirements of the Limitation of Funds and Limitation of Cost Clauses in the contract.

g.	Confidential Treatment of Sensitive Information

The Contractor shall guarantee strict confidentiality of the information/data that it is provided by the Government during the performance of the contract. The Government has determined that the information/data that the Contractor will be provided during the performance of the contract is of a sensitive nature.

Disclosure of the information/data, in whole or in part, by the Contractor can only be made after the Contractor receives prior written approval from the Contracting Officer. Whenever the Contractor is uncertain with regard to the proper handling of information/data under the contract, the Contractor shall obtain a written determination from the Contracting Officer.

h.	Contract Number Designation

On all correspondence submitted under this contract, the Contractor agrees to clearly identify the contract number that appear on the face page of the contract as follows:

Contract No. HHSN272200800041C

i.	Advance Copies of Press Releases

The contractor agrees to accurately and factually represent the work conducted under this contract in all press releases. In accordance with NIH Manual Chapter 1754, misrepresenting contract results or releasing information that is injurious to the integrity of NIH may be construed as improper conduct. The complete text of NIH Manual Chapter 1754 can be found at: http://www1.od.nih.gov/oma/manualchapters/management/1754/

Press releases shall be considered to include the public release of information to any medium, excluding peer-reviewed scientific publications. The contractor shall ensure that the project officer has received an advance copy of any press release related to this contract not less than four (4) working days prior to the issuance of the press release.

Subcontracts/Consultant Agreements

j.

It is understood that all subcontract and consultant agreements will be put in place after Contract Award. However, Contracting Officer review and approval is necessary before the Contractor can enter into agreement or before the subcontractor can start work.

Contract Number : HHSN272200800041C

Approval to Perform Work

k.

The Contractor shall carry out activities within the contract Statement of Work only as requested and approved by the Project Officer, and may not conduct work on the contract without prior approval from the Project Officer. Approval to carry out specific activities will be linked to approval by the Project Officer of the Strategic Staged Product Development Plan following contract award, approval of Monthly and Annual Progress Reports, review and approval of a Clinical Trial Protocol and supporting materials, review and approval of protocols involving the use of vertebrate animals, and approval of Decision Gate Reports or Decision Gate Change or Deviation Requests (see reporting requirements for a description of these reports).

Clilnical Trial Protocol Development and Implementation

l.	The Contractor needs to be in compliance with all Section H. Clauses related to Clinical Trials and Human Subjects.

The Contractor shall develop all clinical trial protocols and shall have ultimate responsibility for the conduct of all clinical trials and adherence to Federal regulations and the DMID, NIAID, NIH policies and guidelines for the conduct of research involving human subjects. Copies of Department of Health and Human Services (DHHS) regulations for the protection of human subjects, 45 (CFR Part 46, are available from the Office for Human Research Protections (OHRP), Office of the Secretary (OS), DHHS - http://www.hhs.gov/ohrp/ humansubjects/guidance/45cfr46.htm DMID policies, guidelines, templates and other important information regarding performing human subjects research are available at: http://niaid.nih.gov/dmid/clinresearch/. It is required that the information contained in the DMID Serious Adverse Event (SAE) Report Form be included in the Contractor’s SAE Report Form, and it is recommended that the Contractor use the DMID SAE Report Form located at http://niaid.nih.gov/dmid/clinresearch/. SAE Reports must be submitted to the DMID Office of Clinical Research Affairs, according to the Clinical Terms of Award (see below). In addition, the Contractor shall develop and implement a Clinical Trials Monitoring Plan as part of the DMID Clinical Protocol.

The Contractor shall be required to:

a.	Comply with all Federal and NIAID Clinical Terms of Award (http://niaid.nih.gov/ncn/pdf/clinterm.pdf)

b.

Submit clinical trial protocols and supporting documentation (e.g. sample informed consent forms and clinical investigators brochures at the time of protocol submission, and case report forms, manuals of procedures, site quality management plan, data management plan, safety oversight plan and local Institutional Review Board Committee approvals prior to study initiation) and amendments to the Project Officer for review and approval by the appropriate NIAID review committee (the Clinical Trials Monitoring Plan is part of the DMID protocol template and is also subject to approval by the Project Officer).

c.	Obtain from the Project Officer, final approval of protocols to be undertaken prior to FDA IND submission and participant enrollment.

d.	If approved by DMID, NIAID, serve as the product IND sponsor with responsibility for:

a. Preparing materials for and request, schedule and participate in all meetings with the CDER, FDA, including meetings to review IND, NDA, and BLA packages.

b. Submitting all documentation to the FDA in a timely manner, consistent with timeliness set out in the contract and by the FDA.

c. Including NIAID and BARDA staff, as designated by the Project Officer, in meetings and teleconferences with the FDA.

d. Providing copies of all FDA correspondence and meeting minutes that are relevant to the therapeutic candidate/product to the Project Officer.

Contract Number : HHSN272200800041C

Human Subjects

m.

Research projects involving humans and/or human specimens can only be initiated with written approval by the NIAID Project Officer in conjunction with Contracting Officer approvals in accordance with Section H. clauses.

Publications

n.

Any manuscript or scientific meeting abstract containing data generated under this contract must be submitted for NIAID Project Officer review no less than thirty (30) calendar days for manuscripts and fifteen (15) calendar days for abstracts before submission for public presentation or publication. Contract support shall be acknowledged in all such publications. A “publication” is defined as an issue of printed material offered for distribution or any communication or oral presentation of information. The NIAID Project Officer will review all manuscripts and abstracts in a period of time not to exceed thirty (30) calendar days for manuscripts and fifteen (15) calendar days for abstract from receipt, and will either agree to the publication/disclosure or recommend changes.

Contract Number : HHSN272200800041C

SECTION C - DESCRIPTION/SPECIFICATIONS/WORK STATEMENT

ARTICLE C.1. STATEMENT OF WORK

a.

Independently and not as an agent of the Government, the Contractor shall furnish all the necessary services, qualified personnel, material, equipment, and facilities, not otherwise provided by the Government as needed to perform the Statement of Work, dated September 1, 2008, set forth in SECTION J-List of Attachments, the statement of work is attached hereto and made a part of this contract.

ARTICLE C.2. REPORTING REQUIREMENTS

All reports required herein shall be submitted in electronic format. In addition, one (1) hardcopy of each report shall be submitted to the Contracting Officer and two (2) hard copies of each report shall be submitted to the Project Officer, unless otherwise specified.

a.	Technical Reports

In addition to those reports required by the other terms of this contract, the Contractor shall prepare and submit the following reports in the manner stated below and in accordance with the DELIVERIES Article in SECTION F of this contract:

[Note: Beginning May 25, 2008, the Contractor shall include, in any technical progress report submitted, the applicable PubMed Central (PMC) or NIH Manuscript Submission reference number when citing publications that arise from its NIH funded research.]

1.	Monthly Progress Report

This report shall include a description of the activities during the reporting period, and the activities planned for the ensuing reporting period. The first reporting period consists of the first full month of performance plus any fractional part of the initial month. Thereafter, the reporting period shall consist of each calendar month.

The first report shall be due October 15, 2008. Thereafter, reports shall be due on or before the 15th Calendar day following each reporting period.

The Contractor shall submit a Monthly Technical Progress Report on or before the 15th Calendar day following each reporting period and shall include the following:

          A Cover page that includes the contract number and title; the type of report and period that it covers; the Contractor’s name, address, telephone number, fax number, and e-mail address; and the date of submission;

a.	SECTION I-An Introduction covering the purpose and scope of the contract effort;

b.	SECTION II-PROGRESS

	•	SECTION II Part A: OVERALL PROGRESS- A description of overall progress;

	•	SECTION II Part B: MANAGEMENT AND ADMINISTRATIVE UPDATE- A description of all meetings, conference calls, etc. that have taken place during the reporting period.

Contract Number : HHSN272200800041C

Include progress administration and management issues (e.g. evaluating, and managing subcontractor performance);

•

SECTION II Part C: TECHNICAL PROGRESS- For each activity, document the results of work completed and cost incurred during the period covered in relation to proposed progress, effort, and budget. The report shall be in sufficient detail to explain comprehensively the results achieved. The description shall include pertinent data and/or graphs in sufficient detail to explain any significant results achieved and preliminary conclusions resulting from analysis and scientific evaluation of data accumulated to date under the contract. The report shall include a description of problems encountered and proposed corrective action; differences between planned and actual progress, why the differences have occurred and what corrective actions are planned, preliminary conclusions resulting from analysis and scientific evaluation of data accumulated to date under the project;

•	SECTION II Part D; PROPOSED WORK- A summary of work proposed for the next reporting period; and

•	Preprint reprints of papers and abstracts.

A Monthly Technical Progress Report will not be required in the same month that the Annual Technical Progress Report is submitted.

2.	Annual Progress Report

This report shall include a summation of the results of the entire contract work for the period covered. An annual report will not be required for the period when the Final Report is due. A Monthly Report shall not be submitted when an Annual Report is due.

The first report shall cover the period September 1, 2008 through August 31, 2009 of this contract and shall be due on September 15, 2009. Thereafter, reports shall be due on or before the 15th Calendar day following the reporting period.

Each Annual Progress Report shall include:

a. A Cover page that includes the contract number and title; the type of report and period that it covers; the Contractor’s name, address, telephone number, fax number, and email address; and the date of submission;

b. SECTION I: EXECUTIVE SUMMARY -A brief overview of the work completed, and the major accomplishments achieved during the current reporting period;

c. SECTION II: PROGRESS

i) SECTION II Part A: OVERALL PROGRESS-A description of overall progress;

ii) SECTION II Part B: MANAGEMENT AND ADMINISTRATIVE UPDATE-A description of all meetings, conference calls, etc. that have taken place during the reporting period. Include progress on administration and management issues (e.g. evaluating, and managing subcontractor performance; regulatory compliance audits);

iii) SECTION II Part C: TECHNICAL PROGRESS-A detailed description of the work performed structured to follow the activities and decision gates outlined

Contract Number : HHSN272200800041C

in the approved Strategic Staged Product Development Plan. Any problems (technical or financial) that occurred or were identified during the reporting period, and how these problems were resolved;

iv) SECTION II Part D; PROPOSED WORK-A summary of work proposed for the next year period;

v) Copies of manuscripts (published and unpublished), abstracts, and any protocols or methods developed specifically under the contract during the reporting period; and

vi) A summary of any inventions developed during the course of the contract.

3.	Annual Technical Progress Report for Clinical Research Study Populations

The Contractor shall submit information about the inclusion of women and members of minority groups and their subpopulations for each study being performed under this contract. The Contractor shall submit this information in the format indicated in the attachment entitled, “Inclusion Enrollment Report,” which is set forth in SECTION J of this contract. The Contractor also shall use this format, modified to indicate that it is a final report, for reporting purposes in the final report.

The Contractor shall submit the report in accordance with the DELIVERIES Article in SECTION F of this contract.

In addition, the NIH Policy and Guidelines on the Inclusion of Women and Minorities as Subjects in Clinical Research, Amended, October, 2001 applies. If this contract is for Phase III clinical trials, see II.B of these guidelines. The Guidelines may be found at the following website:

http://grants.nih.gov/grants/funding/women_min/guidelines_amended_10_2001.htm

Include a description of the plans to conduct analyses, as appropriate, by sex/gender and/or racial/ ethnic groups in the clinical trial protocol as approved by the IRB, and provide a description of the progress in the conduct of these analyses, as appropriate, in the annual progress report and the final report. If the analysis reveals no subset differences, a brief statement to that effect, indicating the subsets analyzed, will suffice. The Government strongly encourages inclusion of the results of subset analysis in all publication submissions. In the final report, the Contractor shall include all final analyses of the data on sex/gender and race/ethnicity.

4.	Final Report

This report is to include a summation of the work performed and results obtained for the entire contract period of performance. This report shall be in sufficient detail to describe comprehensively the results achieved. The Final Report shall be submitted in accordance with the DELIVERIES Article in SECTION F of this contract. An Annual report will not be required for the period when the Final Report is due.

The Contractor shall provide the Contracting Officer with copies of the Final Report in draft form (in accordance with the DELIVERIES Article in SECTION F of this contract/120 Calendar days prior to the expiration date of this contract.) The Project Officer will review the draft report and provide the Contracting Officer with comments within 45 Calendar days after receipt. The Final Report shall be corrected by the Contractor, if necessary and the final version delivered as specified in the above paragraph.

This report shall be submitted fifteen (15) calendar days before the completion date of the contract. The report shall conform to the following format:

Contract Number : HHSN272200800041C

(a) Cover page to include the contract number, contract title, performance period covered, Contractor’s name and address, telephone number, fax number, email address and submission date;

(b) SECTION I: EXECUTIVE SUMMARY- Summarize the purpose and scope of the contract effort including a summary of the major accomplishments relative to the specific activities set forth in the Statement of Work.

(c) SECTION II: RESULTS- A detailed description of the work performed, the results obtained, and the impact of the results on the scientific and/or public health community, including a listing of all manuscripts (published and in preparation) and abstracts presented during the entire period of performance, and a summary of all inventions.

5.	Summary of Salient Results

The Contractor shall submit, with the Final Report, a summary (not to exceed 200 words) of salient results achieved during the performance of the contract. This report will be required on or before the expiration date of the contract.

6.	Report on Select Agents or Toxins and/or Highly Pathogenic Agents

For work involving the possession, use, or transfer of a Select Agent or Toxin and/or a Highly Pathogenic Agent, the following information shall also be included in each Annual Progress Report:

1.

Any changes in the use of the Select Agent or Toxin and/or a Highly Pathogenic Agent, that have resulted in a change in the required biocontainment level, and any resultant change in location, if applicable, as determined by the IBC or equivalent body or institutional biosafety official.

2.	If work with a new or additional Select Agent or Toxin and/or a Highly Pathogenic Agent will be conducted in the upcoming reporting period, provide:

a.	A list of each new or additional Select Agent or Toxin and/or a Highly Pathogenic Agent that will be studied;

b.	A description of the work that will be done with each new or additional Select Agent or Toxin and/or a Highly Pathogenic Agent;

c.

The title and location for each biocontainment resource/facility, including the name of the organization that operates the facility, and the biocontainment level at which the work will be conducted, with documentation of approval by your IBC or equivalent body or institutional biosafety official. It must be noted if the work is being done in a new location.

If the IBC or equivalent body or institutional biosafety official has determined, for example, by conducting a risk assessment, that the work that has been performed or is planned to be performed under this contract may be conducted at a biocontainment safety level that is lower than BSL3, a statement to that affect shall be included in each Annual Progress Report.

If no work involving a Select Agent or Toxin and/or a Highly Pathogenic Agent has been performed or is planned to be performed under this contract, a statement to that affect shall be included in each Annual Progress Report.

b.	Other Reports/Deliverables

1. Decision Gate Report

A Decision Gate Report shall be submitted when the Contractor has completed a stage of product development and has reached a Go/No Go decision point, as defined in the approved Strategic Staged Product Development Plan. These reports shall be in sufficient detail to explain comprehensively the results achieved. The description shall also include pertinent data and/or

Contract Number : HHSN272200800041C

conclusions resulting from the analysis and scientific evaluation of data accumulated to date under the project.

Decision Gate Reports shall include the following specific information:

a) Cover page that lists the contract number and title, the period of performance being reported, the Contractor’s name and address, telephone number, fax number, email address, and the date of submission;

b) An introduction covering the purpose, the scope of the contract effort, and the specific Decision Gate that has been reached;

c) Document and summarize the results of work undertaken that supports the completion of the stage of product development, including an analysis of the data as it relates to the qualitative and quantitative criteria established for Go/No Go decision -making;

d) Actual costs incurred in relation to costs estimated in the original approved budget; and

e) A description of the next stage of product development to be initiated and a request for NIAID approval to proceed to the next stage of product development.

2. Decision Gate Change or Deviation Request

The Contractor shall submit a written request for a change in the agreed time lines and/or decision gate as approved in the Strategic Staged Product Development Plan. This request shall include the following:

a) A discussion of the justification/rationale for the request based on current data and a description of those data;

b) Options for addressing the needed change/deviation from the approved time lines and/ or decision gates, including a cost-benefit analysis of each option; and

c) A recommendation for the preferred option that includes a full analysis and discussion of the effects of the change on the entire product development program, time lines, and budget.

3. Audit Reports

Within thirty (30) calendar days of an audit related to conformance to FDA regulations and guidance, including adherence to GLP, GMP, or GCP guidelines, the Contractor shall provide copies of the audit report and a plan for addressing areas of nonconformance to FDA regulations and guidance for GLP, GMP or GCP guidelines as identified in the final audit report.

4. Clinical Trial Protocols

The NIAID/BARDA has a responsibility to ensure that mechanisms and procedures are in place to protect the safety of participants in NIAID/BARDA-funded clinical trials. Therefore, as described in the NIAID Clinical Terms of Award ( http://www.niaid.nih.gov/ncn/pdf/clinterm.pdf), the Contractor shall develop a protocol for each clinical trial and submit all protocols and protocol amendments for approval by the NIAID Project Officer. Protocols must be submitted using the approved DMID template and include a sample Informed Consent and Clinical Trials Monitoring Plan. The DMID templates and other important information regarding performing human subjects research are available at ( http://www.niaid.nih.gov/dmid/clinresearch/). The updates are to be included in the Monthly Technical Progress Report.

5. Final Clinical Study Report

The Final Clinical Study Report shall follow the ICH guidelines on Structure and Content of Clinical Study Reports E3 ( http://www.pharmacontract.ch/support/su_ich_liste.htm). Final Clinical Study

Contract Number: HHSN272200800041C

Reports shall be provided within thirty (30) calendar days of the completion of the analysis of all data generated in the clinical trial.

6. Draft and Final Animal Efficacy Study Report

The Final Animal Efficacy Study Report shall include a complete description of the experimental design, protocol, methods, reagents, data analysis, and conclusions of studies performed to demonstrate efficacy of therapeutic product for the indication (i.e., post-exposure prophylaxis or treatment) being sought.

7. Strategic Staged Product Development Plan and Workplan

Within fourteen (14) calendar days of contract award and prior to initiation of product development activities, unless otherwise negotiated with NIAID Project Officer and the NIAID Contracting Officer, the Contractor shall submit for approval the Strategic Staged Product Development Plan. This Plan shall include:

a)Clearly defined goals, product development stages and product development activities;

b) Go/No Go decision gates;

c) Quantitative and qualitative criteria for assessing the scientific merit and feasibility of moving to the next stage of product development; and

d) A detailed time line for each stage covering the initiation, conduct and completion of product development activities, the analysis of outcomes and findings, and the preparation of detailed reports summarizing the results of work completed and an analysis of the data as it relates to the qualitative and quantitative criteria established for Go/No Go decision-making.

8. External Advisory Group Approval Request

Contractors shall submit the following to the NIAID Project Officer and NIAID Contracting Officer to request approval of External Advisory Group membership within 6 months of contract award:

a) a short biosketch for each member being proposed;

b) a description of the roles and duties of each member; and

c) the proposed compensation for each member.

9. Annual Review Meeting Report

A report of the post-award kick off meeting and the annual review meetings shall be prepared by the contractor within twenty-one (21) calendar days following the date of the meeting. This report shall include the slide presentations and all other meeting materials as well as summaries of all discussions.

10. FDA Communications, Correspondence and Meeting Summaries

a) Within two (2) calendar days of the submission of any communication to the FDA, copies of the communication shall be submitted to the NIAID Project Officer.

b) Within thirty (30) calendar days of receiving correspondence or meeting with the FDA, submit copies of the correspondence or meeting minutes/summaries to the NIAID Project Officer.

11.	Samples of Therapeutics:

The Contractor shall submit samples of non-GMP candidate therapeutics and GMP material manufactured with contract funding. At the time of manufacturing, the Contractor will advise the

Contract Number: HHSN272200800041C

Project Officer concerning the type of material. The Contractor will be advised by the Project Officer how samples are to be packaged and where samples are to be shipped.

12. Animal Model:

Technology Transfer packages that include complete protocols and critical reagents for animal models developed and/or improved with contract funding will be submitted at the request of the Project Officer.

13. Copies of Other Reports Generated:

Copies of other reports generated during the contract period related to performance of the contract, including: Process Development Reports, Assay Qualification Plan/Report, Assay Validation Plan/ Report, Assay Technology Transfer Report, Batch Records, SOPs, Master Production Records, Certificate of Analysis at the request of the Project Officer.

14. Institutional Biosafety Approval:

The Contractor shall provide documentation of materials submitted for Institutional Biosafety Committee Review and documentation of approval of experiments at the request of the Project Officer.

15.	Data:

Provide raw data or specific analysis of data generated with contract funding at the request of the Project Officer.

ARTICLE C.3. INVENTION REPORTING REQUIREMENT

All reports and documentation required by FAR Clause 52.227-11, Patent Rights-Ownership by the Contractor including, but not limited to, the invention disclosure report, the confirmatory license, and the Government support certification, shall be directed to the Extramural Inventions and Technology Resources Branch, OPERA, NIH, 6705 Rockledge Drive, Room 1040-A, MSC 7980, Bethesda, Maryland 20892-7980 (Telephone: 301-435-1986). In addition, one copy of an annual utilization report, and a copy of the final invention statement, shall be submitted to the Contracting Officer. The final invention statement (see FAR 27.303(b)(2)(ii)) shall be submitted to the Contracting Officer on the expiration date of the contract.

The annual utilization report shall be submitted in accordance with the DELIVERIES Article in SECTION F of this contract. The final invention statement (see FAR 27.303(b)(2)(ii)) shall be submitted on the expiration date of the contract. All reports shall be sent to the following address:

Contracting Officer
Office of Acquisition
National Institute of Allergy and Infectious Diseases
6700-B Rockledge Drive, Room 3214
Bethesda, Maryland 20892-7612

If no invention is disclosed or no activity has occurred on a previously disclosed invention during the applicable reporting period, a negative report shall be submitted to the Contracting Officer at the address listed above.

To assist contractors in complying with invention reporting requirements of the clause, the NIH has developed “Interagency Edison,” an electronic invention reporting system. Use of Interagency Edison is encouraged as it streamlines the reporting process and greatly reduces paperwork. Access to the system is through a secure interactive Web site to ensure that all information submitted is protected. Interagency Edison and information relating to the capabilities of the system can be obtained from the Web ( http://www.iedison.gov), or by contacting the Extramural Inventions and Technology Resources Branch, OPERA, NIH.

Contract Number: HHSN272200800041C

SECTION D - PACKAGING, MARKING AND SHIPPING

All deliverables required under this contract shall be packaged, marked and shipped in accordance with Government specifications. At a minimum, all deliverables shall be marked with the contract number and Contractor name. The Contractor shall guarantee that all required materials shall be delivered in immediate usable and acceptable condition.

Contract Number: HHSN272200800041C

SECTION E - INSPECTION AND ACCEPTANCE

a.	The Contracting Officer or the duly authorized representative will perform inspection and acceptance of materials and services to be provided.

b.	For the purpose of this SECTION, the designated Project Officer is the authorized representative of the Contracting Officer.

Inspection and acceptance will be performed at:

Office of Biodefense Research Affairs National Institute of Allergy and Infectious Diseases, NIH 6610 Rockledge Drive, Room 5068 Bethesda, Maryland 20892

Acceptance may be presumed unless otherwise indicated in writing by the Contracting Officer or the duly authorized representative within 30 days of receipt.

d.	This contract incorporates the following clause by reference, with the same force and effect as if it were given in full text. Upon request, the Contracting Officer will make its full text available.

FAR Clause 52.246-9, Inspection of Research and Development (Short Form) (April 1984).

Contract Number : HHSN272200800041C

SECTION F - DELIVERIES OR PERFORMANCE

ARTICLE F.1. DELIVERIES

Satisfactory performance of the final contract shall be deemed to occur upon performance of the work described in the Statement of Work Article in SECTION C of this contract and upon delivery and acceptance by the Contracting Officer, or the duly authorized representative, of the following items in accordance with the stated delivery schedule:

a.

The items specified below as described in the REPORTING REQUIREMENTS Article in SECTION C of this contract. will be required to be delivered F.o.b. Destination as set forth in FAR 52.247-35, F.o.b. DESTINATION, WITHIN CONSIGNEES PREMISES (APRIL 1984), and in accordance with and by the date(s) specified below [and any specifications stated in SECTION D, PACKAGING, MARKING AND SHIPPING, of this contract]:

Type of Report	No. of Copies	Distribution	Due Date

Monthly Technical Progress Report	3 Paper 2 Electronic	Original hard copy and one (1) electronic copy: Contracting Officer (CO), Two (2) paper and one (1) electronic: Project Officer (PO)	The 15th of each month.

Annual Technical Progress Report	3 Paper 2 Electronic	Same as CO and PO above.	15th of the month following the end of each 12 months of the performance period.

DRAFT Final Technical Progress Report	3 Paper 2 Electronic	Same as CO and PO above.	120 Calendar days prior to completion date of the contract.

Final Technical Progress Report	3 Paper 2 Electronic	Same as CO and PO above.	15 Calendar days before completion date of the Contract.

Summary of Salient Results	3 Paper 2 Electronic	Same as CO and PO above.	On or before the expiration date of the contract.

Invention Report	2 Paper 2 Electronic

Original hard copy and
one (1) electronic copy:
Contracting Officer (CO),

Original hard copy and one (1) electronic copy: Extramural Inventions and Technology Resources Branch, OPERA, NIH 6705 Rockledge Drive, Room 1040-A Bethesda, Maryland 20892-7980

Contract Expiration date

TECHNICAL

Decision Gate Report	3 Paper 2 Electronic	Same as CO and PO above	Following completion of a pre-defined stage of product development and prior to initiation of a new stage.

Contract Number : HHSN272200800041C

Type of Report	No. of Copies	Distribution	Due Date

Decision Gate Change or Deviation Request	3 Paper 2 Electronic	Same as CO and PO above	As soon as the Contractor has sufficient data to support the need for a change from the approved Strategic Staged Product Development Plan.

Audit Reports	3 Paper 2 Electronic	Same as CO and PO above	Within 30 calendar days of the audit.

Clinical Trials Protocols	3 Paper 2 Electronic	Same as CO and PO above	To be negotiated with the NIAID Project Officer and prior to IND submission or enrollment of human subjects.

Final Clinical Study Report	3 Paper 2 Electronic	Same as CO and PO above	30 calendar days after completion of analysis clinical trial data.

Draft Animal Efficacy Study Reports	3 Paper 2 Electronic	Same as CO and PO above	30 calendar days after completion of all analysis of animal efficacy study data, otherwise approved by the PO.

Final Animal Efficacy Study Reports	3 Paper 2 Electronic	Same as CO and PO above	60 calendar days after completion of all analysis of animal efficacy study data, unless otherwise approved by the CO.

OTHER REPORTS

Strategic Staged Product Development Plan and Workplan	3 Paper 2 Electronic	Same as CO and PO above	Within 14 calendar days after contract award and prior to initiation of product development activities.

External Advisory Group Approval Request	3 Paper 2 Electronic	Same as CO and PO above	Within 6 months after contract award.

Annual Review Meeting Report	3 Paper 2 Electronic	Same as CO and PO above	Within 21 calendar days following the date of the Annual Review Meeting.

FDA Communications, Correspondence, and Meeting Summaries	1 Paper 1 Electronic	Same as PO above

Within 2 calendar days of the submission of any communication to FDA, send copies of the communication to PO; Within 30 calendar days or receiving correspondence or meeting with the FDA, submit copies of correspondence or minutes/summaries to PO.

Contract Number : HHSN272200800041C

Type of Report	No. of Copies	Distribution	Due Date

Samples of Therapeutics, non-GMP and GMP	Equivalent of 50 doses of drug substance, 50 courses of treatment and/ or prevention of ST-246 drug product	Same as PO above	Contact PO for delivery.

Animal Model development Package including technology transfer, protocols and critical reagents.	3 Paper 2 Electronic	Same as CO and PO above	Contact PO for delivery.

Other Reports including Process Development Reports, Assay Qualification Plan/Report, Assay Technology transfer Report, Batch Records, SOP’s, Master Production Records and Certificate of Analysis	3 Paper 2 Electronic	Same as CO and PO above	Contact PO for delivery.

Institutional Biosafety Approval	3 Paper 2 Electronic	Same as CO and PO above	Contact PO for delivery.

Raw Data	2 Paper 1 Electronic	Same as PO above	Upon PO’s request.

ARTICLE F.2. CLAUSES INCORPORATED BY REFERENCE, FAR 52.252-2 (FEBRUARY 1998)

This contract incorporates the following clause(s) by reference, with the same force and effect as if it were given in full text. Upon request, the Contracting Officer will make its full text available. Also, the full text of a clause may be accessed electronically at this address: http://www.acquisition.gov/comp/far/index.html

FEDERAL ACQUISITION REGULATION (48 CFR CHAPTER 1) CLAUSE:

52.242-15, Stop Work Order (August 1989) with Alternate I (April 1984).

Contract Number : HHSN272200800041C

SECTION G - CONTRACT ADMINISTRATION DATA

ARTICLE G.1. PROJECT OFFICER

The following Project Officer(s) will represent the Government for the purpose of this contract:

(to be determined at time of award)

The Project Officer is responsible for: (1) monitoring the Contractor’s technical progress, including the surveillance and assessment of performance and recommending to the Contracting Officer changes in requirements; (2) interpreting the statement of work and any other technical performance requirements; (3) performing technical evaluation as required; (4) performing technical inspections and acceptances required by this contract; and (5) assisting in the resolution of technical problems encountered during performance.

The Contracting Officer is the only person with authority to act as agent of the Government under this contract. Only the Contracting Officer has authority to: (1) direct or negotiate any changes in the statement of work; (2) modify or extend the period of performance; (3) change the delivery schedule; (4) authorize reimbursement to the Contractor for any costs incurred during the performance of this contract; or (5) otherwise change any terms and conditions of this contract.

The Government may unilaterally change its Project Officer designation.

ARTICLE G.2. KEY PERSONNEL, HHSAR 352.270-5 (January 2006)

The key personnel specified in this contract are considered to be essential to work performance. At least 30 days prior to diverting any of the specified individuals to other programs or contracts (or as soon as possible, if an individual must be replaced, for example, as a result of leaving the employ of the Contractor), the Contractor shall notify the Contracting Officer and shall submit comprehensive justification for the diversion or replacement request (including proposed substitutions for key personnel) to permit evaluation by the Government of the impact on performance under this contract. The Contractor shall not divert or otherwise replace any key personnel without the written consent of the Contracting Officer. The Government may modify the contract to add or delete key personnel at the request of the Contractor or Government.

The following individual(s) is/are considered to be essential to the work being performed hereunder:

Name	Title

Dennis E. Hruby, Ph.D.	Principal Investigator

ARTICLE G.3. INVOICE SUBMISSION/CONTRACT FINANCING REQUEST AND CONTRACT FINANCIAL REPORT

a.

Invoice/Financing Request Instructions and Contract Financial Reporting for NIH Cost-Reimbursement Type Contracts NIH(RC)-4 are attached and made part of this contract. The Contractor shall follow the attached instructions and submission procedures specified below to meet the requirements of a “proper invoice” pursuant to FAR Subpart 32.9, Prompt Payment.

	1.	Payment requests shall be submitted as follows:

a. One original to the following designated billing office:

National Institutes of Health Office of Financial Management

Contract Number : HHSN272200800041C

Commercial Accounts 2115 East Jefferson Street, Room 4B-432, MSC 8500 Bethesda, MD 20892-8500

One copy to the following approving official:

Contracting Officer Office of Acquisitions National Institute of Allergy and Infectious Diseases 6700-B Rockledge Drive, Room 3214 Bethesda, MD 20892-7612

E-Mail (address to be supplied upon contract award):

The Contractor shall submit an electronic copy of the payment request to the approving official in lieu of a paper copy. The payment request shall be transmitted as an attachment via e-mail to the address listed above in a format compatible with the computer systems at NIH, e.g. MS Word, MS Excel, or Adobe Portable Document Format (PDF). Note: The original payment request must still be submitted in hard copy and mailed to the designated billing office to meet the requirements of a “proper invoice.”

2.	In addition to the requirements specified in FAR Subpart 32.9 for a proper invoice, the Contractor shall include the following information on all payment requests:

	a.	Name of the Office of Acquisitions. The Office of Acquisitions for this contract is National Institute of Allergy and Infectious Diseases.

	b.	Central Point of Distribution. For the purpose of this contract, the Central Point of Distribution is NIAIDOAInvoices.

	c.	Vendor Identification Number. This is the 7 digit number that appears after the Contractor’s name in Block 7 of Standard Form 26.

	d.	DUNS number or DUNS+4 that identifies the Contractor’s name and address exactly as stated on the face page of the contract.

	e.	Identification of whether payment is to be made using a two-way or three-way match. This contract requires a Two-Way match.

b.	Inquiries regarding payment of invoices shall be directed to the designated billing office, (301) - 496-6452.

c.

The Contractor shall include the following certification on every invoice for reimbursable costs incurred with Fiscal Year funds subject to the SALARY RATE LIMITATION LEGISLATION PROVISIONS Article in SECTION H of this contract. For billing purposes, certified invoices are required for the billing period during which the applicable Fiscal Year funds were initially charged through the final billing period utilizing the applicable Fiscal Year funds:

“I hereby certify that the salaries charged in this invoice are in compliance with the SALARY RATE LIMITATION LEGISLATION PROVISIONS Article in SECTION H of the above referenced contract.”

E-Mail:

The Contractor shall submit an electronic copy of the payment request to the approving official in lieu of a paper copy. The payment request shall be transmitted as an attachment via e-mail to the address listed above in a format compatible with the computer systems at NIH [e.g., MS

Contract Number : HHSN272200800041C

Word, MS Excel, or Adobe Portable Document Format (PDF). [Note: The original payment request must still be submitted in hard copy and mailed to the designated billing office to meet the requirements of a “proper invoice.”]

ARTICLE G.4. INDIRECT COST RATES

In accordance with Federal Acquisition Regulation (FAR) (48 CFR Chapter 1) Clause 52.216-7 (d)(2), Allowable Cost and Payment incorporated by reference in this contract in PART II, SECTION I, the cognizant Contracting Officer representative responsible for negotiating provisional and/or final indirect cost rates is identified as follows:

Director, Division of Financial Advisory Services Office of Acquisition Management and Policy National Institutes of Health 6100 Building, Room 6B05 6100 EXECUTIVE BLVD MSC-7540 BETHESDA MD 20892-7540

These rates are hereby incorporated without further action of the Contracting Officer.

ARTICLE G.5. POST AWARD EVALUATION OF CONTRACTOR PERFORMANCE

a.	Contractor Performance Evaluations

Interim and final evaluations of Contractor performance will be prepared on this contract in accordance with FAR 42.15. The final performance evaluation will be prepared at the time of completion of work. In addition to the final evaluation, interim evaluation(s) shall be submitted every two (2) years.

Interim and final evaluations will be provided to the Contractor as soon as practicable after completion of the evaluation. The Contractor will be permitted thirty days to review the document and to submit additional information or a rebutting statement. If agreement cannot be reached between the parties, the matter will be referred to an individual one level above the Contracting Officer, whose decision will be final.

Copies of the evaluations, Contractor responses, and review comments, if any, will be retained as part of the contract file, and may be used to support future award decisions.

b.	Electronic Access to Contractor Performance Evaluations

Contractors that have Internet capability may access evaluations through a secure Web site for review and comment by completing the registration form that can be obtained at the following address:

http://oamp.od.nih.gov/OD/CPS/cps.asp

The registration process requires the Contractor to identify an individual that will serve as a primary contact and who will be authorized access to the evaluation for review and comment. In addition, the Contractor will be required to identify an alternate contact who will be responsible for notifying the cognizant contracting official in the event the primary contact is unavailable to process the evaluation within the required 30-day time frame.

Contract Number : HHSN272200800041C

SECTION H - SPECIAL CONTRACT REQUIREMENTS

ARTICLE H.1. HUMAN SUBJECTS

Research involving human subjects shall not be conducted under this contract until the protocol developed in Phase I has been approved by NIAID, written notice of such approval has been provided by the Contracting Officer, and the Contractor has provided to the Contracting Officer a properly completed “Protection of Human Subjects Assurance Identification/IRB Certification/Declaration of Exemption”, Form OMB No. 0990-0263 (formerly Optional Form 310) certifying IRB review and approval of the protocol. The human subject certification can be met by submission of the Contractor’s self designated form, provided that it contains the information required by the “Protection of Human Subjects Assurance Identification/IRB Certification/Declaration of Exemption”, Form OMB No. 0990-0263 (formerly Optional Form 310).

When research involving Human Subjects will take place at collaborating sites or other performance sites, the Contractor shall obtain, and keep on file, a properly completed “Protection of Human Subjects Assurance Identification/IRB Certification/Declaration of Exemption”, Form OMB No. 0990-0263 (formerly Optional Form 310) certifying IRB review and approval of the research.

ARTICLE H.2. RESTRICTION ON USE OF HUMAN SUBJECTS, HHSAR 352.270-14 (January 2006)

Pursuant to 45 CFR part 46, Protection of Human Research Subjects, the Contractor shall not expend funds under this award for research involving human subjects or engage in any human subjects research activity prior to the receipt by the Contracting Officer of a certification that the research has been reviewed and approved by the Institutional Review Board (IRB) designated under the Contractor’s Federal-wide assurance of compliance. This restriction applies to all collaborating sites, whether domestic or foreign, and subcontractors. The Contractor must ensure compliance by collaborators and subcontractors.

Prisoners shall not be enrolled in any HHS research activities until all requirements of HHS Regulations at 45 CFR PART 46, Subpart C Have been met. If a Research Subject becomes a prisoner during the period of this contract, 45 CFR PART 46, Subpart C will apply to research involving that individual.

ARTICLE H.3. REQUIRED EDUCATION IN THE PROTECTION OF HUMAN RESEARCH PARTICIPANTS

NIH policy requires education on the protection of human subject participants for all investigators receiving NIH contract awards for research involving human subjects. For a complete description of the NIH Policy announcement on required education in the protection of human subject participants, the Contractor should access the NIH Guide for Grants and Contracts Announcement dated June 5, 2000 at the following website:

http://grants.nih.gov/grants/guide/notice-files/NOT-OD-00-039.html.

The information below is a summary of the NIH Policy Announcement:

The Contractor shall maintain the following information: (1) a list of the names and titles of the principal investigator and any other individuals working under the contract who are responsible for the design and/or conduct of the research; (2) the title of the education program(s) in the protection of human subjects that has been completed for each named personnel and; (3) a one sentence description of the educational program(s) listed in (2) above. This requirement extends to investigators and all individuals responsible for the design and/or conduct of the research who are working as subcontractors or consultants under the contract.

Prior to any substitution of the Principal Investigator or any other individuals responsible for the design and/or conduct of the research under the contract, the Contractor shall provide the following written information to the Contracting Officer: the title of the education program and a one sentence description of the program that has been completed by the replacement.

Contract Number : HHSN272200800041C

ARTICLE H.4. DATA AND SAFETY MONITORING IN CLINICAL TRIALS

The Contractor is directed to the full text of the NIH Policy regarding Data and Safety Monitoring and Reporting of Adverse Events, which may be found at the following web sites:

http://grants.nih.gov/grants/guide/notice-files/not98-084.html
http://grants.nih.gov/grants/guide/notice-files/not99-107.html
http://grants.nih.gov/grants/guide/notice-files/NOT-OD-00-038.html

The Contractor must comply with the NIH Policy cited in these NIH Announcements and any other data and safety monitoring requirements found elsewhere in this contract.

Data and Safety Monitoring shall be performed in accordance with the approved Data and Safety Monitoring Plan.

The Data and Safety Monitoring Board shall be established and approved prior to beginning the conduct of the clinical trial.

ARTICLE H.5. REGISTRATION OF CLINICAL TRIALS IN THE GOVERNMENT DATABASE (ClinicalTrials.gov)

Pursuant to Public Law 110-85, Food and Drug Administration Amendments Act of 2007, Title VIII-Clinical Trial Databases, the Contractor shall register the clinical trial(s) performed under this contract in the Government database, ClinicalTrials.gov ( http://www.ClinicalTrials.gov) by the later of December 27, 2007, or 21 days after the first patient is enrolled.

Additional information is available at: http://prsinfo.clinicaltrials.gov.

ARTICLE H.6. HUMAN MATERIALS

The acquisition and supply of all human specimen material (including fetal material) used under this contract shall be obtained by the Contractor in full compliance with applicable State and Local laws and the provisions of the Uniform Anatomical Gift Act in the United States, and no undue inducements, monetary or otherwise, will be offered to any person to influence their donation of human material.

ARTICLE H.7. HUMAN MATERIALS (ASSURANCE OF OHRP COMPLIANCE)

The acquisition and supply of all human specimen material (including fetal material) used under this contract shall be obtained by the Contractor in full compliance with applicable State and Local laws and the provisions of the Uniform Anatomical Gift Act in the United States, and no undue inducements, monetary or otherwise, will be offered to any person to influence their donation of human material.

The Contractor shall provide written documentation that all human materials obtained as a result of research involving human subjects conducted under this contract, by collaborating sites, or by subcontractors identified under this contract, were obtained with prior approval by the Office for Human Research Protections (OHRP) of an Assurance to comply with the requirements of 45 CFR 46 to protect human research subjects. This restriction applies to all collaborating sites without OHRP-approved Assurances, whether domestic or foreign, and compliance must be ensured by the Contractor.

Provision by the Contractor to the Contracting Officer of a properly completed “Protection of Human Subjects Assurance Identification/IRB Certification/Declaration of Exemption”, Form OMB No. 0990-0263(formerly Optional Form 310), certifying IRB review and approval of the protocol from which the human materials were obtained constitutes the written documentation required. The human subject certification can be met by submission of a self designated form, provided that it contains the information required by the “Protection of Human Subjects Assurance Identification/IRB Certification/Declaration of Exemption”, Form OMB No. 0990-0263(formerly Optional Form 310).

Contract Number : HHSN272200800041C

ARTICLE H.8. RESEARCH INVOLVING RECOMBINANT DNA MOLECULES (Including Human Gene Transfer Research)

All research involving Recombinant DNA Molecules shall be conducted in accordance with the NIH Guidelines for Research Involving Recombinant DNA Molecules ( http://www4.od.nih.gov/oba/rac/guidelines/guidelines.html) and the September 24, 2007 Notice, “Reminder of NIH Policy for Enhancing the Science, Safety, and Ethics of Recombinant DNA Research” ( http://grants.nih.gov/grants/guide/notice-files/NOT-OD-07-096.html) (and any subsequent revisions to the Guide Notice) which stipulates biosafety and containment measures for recombinant DNA research and delineates critical, ethical principles and key safety reporting requirements for human gene transfer research (See Appendix M of the Guidelines). These guidelines apply to both basic and clinical research studies.

The Recombinant DNA Advisory Committee (RAC) is charged with the safety of manipulation of genetic material through the use of recombinant DNA techniques. Prior to beginning any clinical trials involving the transfer of recombinant DNA to humans, the trial must be registered with the RAC. If this contract involves new protocols that contain unique and/or novel issues, the RAC must discuss them in a public forum and then the Institutional Biosafety Committee (IBC), the Institutional Review Board (IRB), and the Project Officer and Contracting Officer must approve the protocol prior to the start of the research.

Failure to comply with these requirements may result in suspension, limitation, or termination of the contract for any work related to Recombinant DNA Research or a requirement for Contracting Officer prior approval of any or all Recombinant DNA projects under this contract. This includes the requirements of the Standing Institutional Biosafety Committee (IBC) (See http://www4.od.nih.gov/oba/IBC/IBCindexpg.htm ).

As specified in Appendix M-1-C-4 of the NIH Guidelines, any serious adverse event must be reported immediately to the IRB, the IBC, the Office for Human Research Protections (if applicable), and the NIH Office for Biotechnology Activities (OBA), followed by the filing of a written report with each office/group and copies to the Project Officer and Contracting Officer. ( http://www4.od.nih.gov/oba/rac/guidelines_02/Appendix_M.htm#_Toc7255836).

ARTICLE H.9. CONTINUED BAN ON FUNDING OF HUMAN EMBRYO RESEARCH

Pursuant to the current HHS annual appropriations act, the Contractor shall not use contract funds for (1) the creation of a human embryo or embryos for research purposes; or (2) research in which a human embryo or embryos are destroyed, discarded, or knowingly subjected to risk of injury or death greater than that allowed for research on fetuses in utero under 45 CFR 46.204(b) and Section 498(b) of the Public Health Service Act (42 U.S.C. 289g(b)). The term “human embryo or embryos” includes any organism, not protected as a human subject under 45 CFR 46 as of the date of the enactment of this Act, that is derived by fertilization, parthenogenesis, cloning, or any other means from one or more human gametes or human diploid cells.

Additionally, in accordance with a March 4, 1997 Presidential Memorandum, Federal funds may not be used for cloning of human beings.

ARTICLE H.10. NEEDLE EXCHANGE

Pursuant to the current HHS annual appropriations act, the Contractor shall not use contract funds to carry out any program of distributing sterile needles or syringes for the hypodermic injection of any illegal drug.

ARTICLE H.11. PRESS RELEASES

Pursuant to the current HHS annual appropriations act, the Contractor shall clearly state, when issuing statements, press releases, requests for proposals, bid solicitations and other documents describing projects or programs funded in whole or in part with Federal money: (1) the percentage of the total costs of the program or project which will be financed with Federal money; (2) the dollar amount of Federal funds for the project or program; and (3) the percentage and dollar amount of the total costs of the project or program that will be financed by nongovernmental sources.

Contract Number : HHSN272200800041C

ARTICLE H.12. DISSEMINATION OF FALSE OR DELIBERATELY MISLEADING SCIENTIFIC INFORMATION

Pursuant to the current HHS annual appropriations act, the Contractor shall not use contract funds to disseminate scientific information that is deliberately false or misleading.

ARTICLE H.13. RESTRICTION ON EMPLOYMENT OF UNAUTHORIZED ALIEN WORKERS

Pursuant to the current HHS annual appropriations act, the Contractor shall not use contract funds to employ workers described in section 274A(h)(3) of the Immigration and Nationality Act, which reads as follows:

“(3) Definition of unauthorized alien. - As used in this section, the term ‘unauthorized alien’ means, with respect to the employment of an alien at a particular time, that the alien is not at that time either (A) an alien lawfully admitted for permanent residence, or (B) authorized to be so employed by this Act or by the Attorney General.”

ARTICLE H.14. RESTRICTION ON ABORTIONS

Pursuant to the current HHS annual appropriations act, the Contractor shall not use contract funds for any abortion.

ARTICLE H.15. SALARY RATE LIMITATION LEGISLATION PROVISIONS

a.

Pursuant to the current HHS annual appropriations act, the Contractor shall not use NIH Fiscal Year funds to pay the direct salary of an individual through this contract at a rate in excess of Executive Level I. Direct salary is exclusive of fringe benefits, overhead and general and administrative expenses (also referred to as “indirect costs” or “facilities and administrative (F&A) costs”). Direct salary has the same meaning as the term “institutional base salary.” An individual’s direct salary (or institutional base salary) is the annual compensation that the Contractor pays for an individual’s appointment whether that individual’s time is spent on research, teaching, patient care or other activities. Direct salary (or institutional base salary) excludes any income that an individual may be permitted to earn outside of duties to the Contractor. The annual salary rate limitation also applies to individuals proposed under subcontracts. It does not apply to fees paid to consultants. If this is a multiple year contract, it may be subject to unilateral modifications by the Government if an individual’s salary rate used to establish contract funding exceeds any salary rate limitation subsequently established in future HHS appropriation acts.

b.

Payment of direct salaries is limited to the Executive Level I rate which was in effect on the date(s) the expense was incurred. See the following Web site for Executive Schedule rates of pay: http://www.opm.gov/oca/. (For current year rates, click on Salaries and Wages / Executive Schedule / Rates of Pay for the Executive Schedule. For prior year rates, click on Salaries and Wages / cursor to bottom of page and select year / Executive Schedule / Rates of Pay for the Executive Schedule. Rates are effective January 1 of each calendar year unless otherwise noted.)

ARTICLE H.16. PRIVACY ACT, HHSAR 352.270-11 (January 2006)

This contract requires the Contractor to perform one or more of the following: (a) Design; (b) develop; or (c) operate a Federal agency system of records to accomplish an agency function in accordance with the Privacy Act of 1974 (Act) (5 U.S.C. 552a(m)(1)) and applicable agency regulations. The term ‘‘system of records’’ means a group of any records under the control of any agency from which information is retrieved by the name of the individual or by some identifying number, symbol, or other identifying particular assigned to the individual.

Violations of the Act by the Contractor and/or its employees may result in the imposition of criminal penalties (5 U.S.C. 552a(i)). The Contractor shall ensure that each of its employees knows the prescribed rules of conduct and that each employee is aware that he/she is subject to criminal penalties for violation of the Act to the same extent as HHS employees. These provisions also apply to all subcontracts awarded under this contract which require the design, development or operation of the designated system(s) of records (5 U.S.C. 552a(m)(1)).

Contract Number : HHSN272200800041C

The contract work statement: (a) Identifies the system(s) of records and the design, development, or operation work to be performed by the Contractor; and (b) specifies the disposition to be made of such records upon completion of contract performance.

45 CFR Part 5b contains additional information which includes the rules of conduct and other Privacy Act requirements and can be found at: http://www.access.gpo.gov/nara/cfr/waisidx_06/45cfr5b_06.html.

The Privacy Act System of Records applicable to this project is Number 09-25-0200. This document is incorporated into this contract as an Attachment in SECTION J of this contract. This document is also available at: http:// oma.od.nih.gov/ms/privacy/pa-files/read02systems.htm.

ARTICLE H.17. ANIMAL WELFARE

All research involving live, vertebrate animals shall be conducted in accordance with the Public Health Service Policy on Humane Care and Use of Laboratory Animals. This policy may be accessed at:

          http://grants1.nih.gov/grants/olaw/references/phspol.htm.

ARTICLE H.18. PROTECTION OF PERSONNEL WHO WORK WITH NONHUMAN PRIMATES

All Contractor personnel who work with nonhuman primates or enter rooms or areas containing nonhuman primates shall comply with the procedures set forth in NIH Policy Manual 3044-2, entitled, “Protection of NIH Personnel Who Work with Nonhuman Primates,” located at the following URL:

          http://www1.od.nih.gov/oma/manualchapters/intramural/3044-2/

ARTICLE H.19. RESTRICTION FROM USE OF LIVE VERTEBRATE ANIMALS

UNDER GOVERNING POLICY, FEDERAL FUNDS ADMINISTERED BY THE PUBLIC HEALTH SERVICE (PHS) SHALL NOT BE EXPENDED FOR RESEARCH INVOLVING LIVE VERTEBRATE ANIMALS WITHOUT PRIOR APPROVAL BY THE OFFICE OF LABORATORY ANIMAL WELFARE (OLAW), OF [ AN ASSURANCE TO COMPLY WITH THE PHS POLICY ON HUMANE CARE AND USE OF LABORATORY ANIMALS AND/OR A VALID INSTITUTIONAL ANIMAL CARE AND USE COMMITTEE (IACUC) APPROVAL]. THIS RESTRICTION APPLIES TO ALL PERFORMANCE SITES (e.g. COLLABORATING INSTITUTIONS, SUBCONTRACTORS, SUBGRANTEES) WITHOUT OLAW-APPROVED ASSURANCES, WHETHER DOMESTIC OR FOREIGN.

ARTICLE H.20. OMB CLEARANCE

In accordance with HHSAR 352.270-7, Paperwork Reduction Act, the Contractor shall not proceed with surveys or interviews until such time as Office of Management and Budget (OMB) Clearance for conducting interviews has been obtained by the Project Officer and the Contracting Officer has issued written approval to proceed.

ARTICLE H.21. STORAGE FACILITY REQUIREMENTS AND CERTIFICATION

The Contractor shall ensure that all materials generated under this contract for which commercial records storage is required, shall be stored in a facility that meets National Archives and Records Administration (NARA) requirements for safe, secure and certified storage as required by 36 CFR 1228, subpart K.

The Contractor shall provide the Contracting Officer with the name(s) and location(s) of the commercial records storage facility used to store materials under this contract. In addition, the Contractor shall provide a copy of the “Facility Standards for Records Storage Facilities Inspection Checklist,” self-certifying that the facility being used to store federal records meets established NARA standards. NARA Standards are available at: http://www.archives.gov/about/regulations/part-1228/k.html

Contract Number : HHSN272200800041C

Sixty (60) days prior to contract end date, the Contractor shall submit to the Project Officer and Contracting Officer, an inventory of all materials stored. The disposition of these materials shall be determined no later than the expiration date of the contract.

ARTICLE H.22. ELECTRONIC AND INFORMATION TECHNOLOGY ACCESSIBILITY (January 2008)

Pursuant to Section 508 of the Rehabilitation Act of 1973 (29 U.S.C. 794d), as amended by the Workforce Investment Act of 1998, all electronic and information technology (EIT) products and services developed, acquired, maintained, and/or used under this contract/order must comply with the “Electronic and Information Technology Accessibility Provisions” set forth by the Architectural and Transportation Barriers Compliance Board (also referred to as the “Access Board”) in 36 CFR part 1194. Information about Section 508 provisions is available at http:// www.section508.gov/. The complete text of Section 508 Final provisions can be accessed at http://www.access-board.gov/sec508/provisions.htm.

The Section 508 standards applicable to this contract/order are identified in the Statement of Work. The contractor must provide a written Section 508 conformance certification due at the end of each order/contract exceeding $100,000 when the order/contract duration is one year or less. If it is determined by the Government that EIT products and services provided by the Contractor do not conform to the described accessibility in the Product Assessment Template, remediation of the products and/or services to the level of conformance specified in the vendor’s Product Assessment Template will be the responsibility of the Contractor at its own expense.

In the event of a modification(s) to the contract/order, which adds new EIT products and services or revised the type of, or specifications for, products and services the Contractor is to provide, including EIT deliverables such as electronic documents and reports, the Contracting Officer may require that the contractor submit a completed HHS Section 508 Product Assessment Template to assist the Government in determining that the EIT products and services support Section 508 accessibility requirements. Instructions for documenting accessibility via the HHS Section 508 Product Assessment Template may be found at http://508.hhs.gov.

Prior to the Contracting Officer exercising an option for a subsequent performance period/additional quantity or adding increment funding for a subsequent performance period under this contract, as applicable, the Contractor must provide a Section 508 Annual Report to the Contracting Officer and Contracting Officer’s Technical Representative (also known as Project Officer or Contracting Officer’s Representative). Unless otherwise directed by the Contracting Officer in writing, the Contractor shall provide the cited report in accordance withthe following schedule. Instructions for completing the Report are available at: http://508.hhs.gov/ under the heading Vendor Information and Documents. The Contractor’s failure to submit a timely and properly completed report may jeopardize the Contracting Officer’s exercising an option or adding incremental funding, as applicable.

ARTICLE H.23. INSTITUTIONAL RESPONSIBILITY REGARDING CONFLICTING INTERESTS OF INVESTIGATORS

The Contractor shall comply with the requirements of 45 CFR Part 94, Responsible Prospective Contractors, which promotes objectivity in research by establishing standards to ensure that investigators (defined as the principal investigator and any other person who is responsible for the design, conduct, or reporting of research funded under NIH contracts) will not be biased by any conflicting financial interest. 45 CFR Part 94 is available at the following Web site: http://ecfr.gpoaccess.gov/cgi/t/text/text-idx? c=ecfr&sid=cc7504e541bc62939c52389e9afc27d5&rgn=div5&view=text&node=45:1.0.1.1.51&idno=45

As required by 45 CFR Part 94, the Contractor shall, at a minimum:

a.

Maintain a written, enforceable policy on conflict of interest that complies with 45 CFR Part 94 and inform each investigator of the policy, the investigator’s reporting responsibilities, and the applicable regulations. The Contractor must take reasonable steps to ensure that investigators working as collaborators or subcontractors comply with the regulations.

Contract Number : HHSN272200800041C

b.

Designate an official(s) to solicit and review financial disclosure statements from each investigator participating in NIH-funded research. Based on established guidelines consistent with the regulations, the designated official(s) must determine whether a conflict of interest exists, and if so, determine what actions should be taken to manage, reduce, or eliminate such conflict. A conflict of interest exists when the designated official(s) reasonably determines that a Significant Financial Interest could directly and significantly affect the design, conduct, or reporting of the NIH-funded research. The Contractor may require the management of other conflicting financial interests in addition to those described in this paragraph, as it deems appropriate. Examples of conditions or restrictions that might be imposed to manage actual or potential conflicts of interests are included in 45 CFR Part 94, under Management of Conflicting Interests.

c.	Require all financial disclosures to be updated during the period of the award, either on an annual basis or as new reportable Significant Financial Interests are obtained.

d.

Maintain records, identifiable to each award, of all financial disclosures and all actions taken by the Contractor with respect to each conflicting interest 3 years after final payment or, where applicable, for the other time periods specified in 48 CFR Part 4, subpart 4.7, Contract Records Retention.

e.	Establish adequate enforcement mechanisms and provide for sanctions where appropriate.

If a conflict of interest is identified, the Contractor shall report to the Contracting Officer, the existence of the conflicting interest found. This report shall be made and the conflicting interest managed, reduced, or eliminated, at least on a temporary basis, within sixty (60) days of that identification.

If the failure of an investigator to comply with the conflict of interest policy has biased the design, conduct, or reporting of the NIH-funded research, the Contractor must promptly notify the Contracting Officer of the corrective action taken or to be taken. The Contracting Officer will take appropriate action or refer the matter to the Contractor for further action, which may include directions to the Contractor on how to maintain appropriate objectivity in the funded research.

The Contracting Officer may at any time inquire into the Contractor’s procedures and actions regarding conflicts of interests in NIH-funded research, including a review of all records pertinent to compliance with 45 CFR Part 94. The Contracting Officer may require submission of the records or review them on site. On the basis of this review, the Contracting Officer may decide that a particular conflict of interest will bias the objectivity of the NIH-funded research to such an extent that further corrective action is needed or that the Contractor has not managed, reduced, or eliminated the conflict of interest. The issuance of a Stop Work Order by the Contracting Officer may be necessary until the matter is resolved.

If the Contracting Officer determines that NIH-funded clinical research, whose purpose is to evaluate the safety or effectiveness of a drug, medical device, or treatment, has been designed, conducted, or reported by an investigator with a conflict of interest that was not disclosed or managed, the Contractor must require disclosure of the conflict of interest in each public presentation of the results of the research.

ARTICLE H.24. PUBLICATION AND PUBLICITY

In addition to the requirements set forth in HHSAR Clause 352.270-6, Publications and Publicity incorporated by reference in SECTION I of this contract, the Contractor shall acknowledge the support of the National Institutes of Health whenever publicizing the work under this contract in any media by including an acknowledgment substantially as follows:

“This project has been funded in whole or in part with Federal funds from the Biomedical Advanced Research and Development Authority (BARDA), Department of Health and Human Services, and the National Institute of Allergy and Infectious Diseases, National Institutes of Health, Department of Health and Human Services, under Contract No. HHSN272200800041C”

ARTICLE H.25. REPORTING MATTERS INVOLVING FRAUD, WASTE AND ABUSE

Anyone who becomes aware of the existence or apparent existence of fraud, waste and abuse in NIH funded programs is encouraged to report such matters to the HHS Inspector General’s Office in writing or on the Inspector

Contract Number : HHSN272200800041C

General’s Hotline. The toll free number is 1-800-HHS-TIPS (1-800-447-8477). All telephone calls will be handled confidentially. The e-mail address is Htips@os.dhhs.gov and the mailing address is:

Office of Inspector General
Department of Health and Human Services
TIPS HOTLINE
P.O. Box 23489
Washington, D.C. 20026

ARTICLE H.26. YEAR 2000 COMPLIANCE

In accordance with FAR 39.106, Information Technology acquired under this contract must be Year 2000 compliant as set forth in the following clause(s):

1.	Service Involving the Use of Information Technology
YEAR 2000 COMPLIANCE—SERVICE INVOLVING THE USE OF INFORMATION TECHNOLOGY

The Contractor agrees that each item of hardware, software, and firmware used under this contract shall be able to accurately process date data (including, but not limited to, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries and the Year 1999 and the Year 2000 and leap year calculations.

2.	Noncommercial Supply Items Warranty
YEAR 2000 WARRANTY—NONCOMMERCIAL SUPPLY ITEMS

The Contractor warrants that each noncommercial item of hardware, software, and firmware delivered or developed under this contract and listed below shall be able to accurately process date data (including, but not limited to, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries and the Year 1999 and the Year 2000 and leap year calculations, when used in accordance with the item documentation provided by the Contractor, provided that all listed or unlisted items (e.g., hardware, software and firmware) used in combination with such listed item properly exchange date data with it. If the contract requires that specific listed items must perform as a system in accordance with the foregoing warranty, then that warranty shall apply to those listed items as a system. The duration of this warranty and the remedies available to the Government for breach of this warranty shall be as defined in, and subject to, the terms and limitations of any general warranty provisions of this contract provided that notwithstanding any provision to the contrary in such warranty provision(s), or in the absence of any such warranty provision(s), the remedies available to the Government under this warranty shall include repair or replacement of any listed item whose noncompliance is discovered and made known to the Contractor in writing within ninety (90) days after acceptance. Nothing in this warranty shall be construed to limit any rights or remedies the Government may otherwise have under this contract with respect to defects other than Year 2000 performance.

YEAR 2000 COMPLIANT ITEMS

Hardware and Software

3.	Commercial Supply Products Warranty
YEAR 2000 WARRANTY—COMMERCIAL SUPPLY ITEMS

The Contractor warrants that each hardware, software and firmware product delivered under this contract and listed below shall be able to accurately process date data (including, but not limited to, calculating, comparing,

Contract Number : HHSN272200800041C

and sequencing) from, into, and between the twentieth and twenty-first centuries and the Year 1999 and the Year 2000 and leap year calculations, when used in accordance with the product documentation provided by the Contractor, provided that all listed or unlisted products (e.g., hardware, software, firmware) used in combination with such listed product properly exchange date data with it. If the contract requires that specific listed products must perform as a system in accordance with the foregoing warranty, then that warranty shall apply to those listed products as a system. The duration of this warranty and the remedies available to the Government for breach of this warranty shall be as defined in, and subject to, the terms and limitations of the Contractor’s standard commercial warranty or warranties contained in this contract, provided that notwithstanding any provision to the contrary in such commercial warranty or warranties, the remedies available to the Government under this warranty shall include repair or replacement of any listed product whose non-compliance is discovered and made known to the Contractor in writing within ninety (90) days after acceptance. Nothing in this warranty shall be construed to limit any rights or remedies the Government may otherwise have under this contract with respect to defects other than Year 2000 performance.

YEAR 2000 COMPLIANT ITEMS

Hardware and Software

ARTICLE H.27. OBTAINING AND DISSEMINATING BIOMEDICAL RESEARCH RESOURCES

Unique research resources arising from NIH-funded research are to be shared with the scientific research community. NIH provides guidance, entitled, “Sharing Biomedical Research Resources: Principles and Guidelines for Recipients of NIH Research Grants and Contracts,” (Federal Register Notice, December 23, 1999 [64 FR 72090]), concerning the appropriate terms for disseminating and acquiring these research resources. This guidance, found at : http://ott.od.nih.gov/NewPages/64FR72090.pdf is intended to help contractors ensure that the conditions they impose and accept on the transfer of research tools will facilitate further biomedical research, consistent with the requirements of the Bayh-Dole Act and NIH funding policy.

Note: For the purposes of this Article, the terms, “research tools”, “research materials”, and “research resources” are used interchangeably and have the same meaning.

ARTICLE H.28. SHARING RESEARCH DATA

The Contractor agrees to adhere to its plan and shall request prior approval of the Contracting Officer for any changes in its plan.

The NIH endorses the sharing of final research data to serve health. this contract is expected to generate research data that must be shared with the public and other researchers. NIH’s data sharing policy may be found at the following Web site:

http://grants.nih.gov/grants/guide/notice-files/NOT-OD-03-032.html

NIH recognizes that data sharing may be complicated or limited, in some cases, by institutional policies, local IRB rules, as well as local, state and Federal laws and regulations, including the Privacy Rule (see HHS-published documentation on the Privacy Rule at http://www.hhs.gov/ocr/). The rights and privacy of people who participate in NIH-funded research must be protected at all times; thus, data intended for broader use should be free of identifiers that would permit linkages to individual research participants and variables that could lead to deductive disclosure of the identity of individual subjects.

Contract Number : HHSN272200800041C

ARTICLE H.29. POSSESSION USE AND TRANSFER OF SELECT BIOLOGICAL AGENTS OR TOXINS

The contractor shall not conduct work involving select agents or toxins under this contract until it and any associated subcontractor(s) comply with the following:

For prime or subcontract awards to domestic institutions that possess, use, and/or transfer Select Agents under this contract, the institution must comply with the provisions of 42 CFR part 73, 7 CFR part 331, and/or 9 CFR part 121 (http://www.aphis.usda.gov/programs/ag_selectagent/FinalRule3-18-05.pdf) as required, before using NIH/BARDA funds for work involving a Select Agent or Toxin. No NIH/BARDA funds can be used for research involving a Select Agent or Toxin at a domestic institution without a valid registration certificate.

For prime or subcontract awards to foreign institutions that possess, use, and/or transfer a Select Agent or Toxin, before using NIH/BARDA funds for any work directly involving a Select Agent or Toxin, the foreign institution must provide information satisfactory to the NIAID that safety, security, and training standards equivalent to those described in 42 CFR part 73, 7 CFR part 331, and/or 9 CFR part 121 are in place and will be administered on behalf of all Select Agent or Toxin work supported by these funds. The process for making this determination includes inspection of the foreign laboratory facility by an NIAID representative. During this inspection, the foreign institution must provide the following information: concise summaries of safety, security, and training plans; names of individuals at the foreign institution who will have access to the Select Agents and procedures for ensuring that only approved and appropriate individuals, in accordance with institution procedures, will have access to the Select Agents under the contract; and copies of or links to any applicable laws, regulations, policies, and procedures applicable to that institution for the safe and secure possession, use, and/or transfer of select agents. No NIH/BARDA funds can be used for work involving a Select Agent or Toxin at a foreign institution without written approval from the Contracting Officer.

Listings of HHS select agents and toxins, and overlap select agents or toxins as well as information about the registration process for domestic institutions, are available on the Select Agent Program Web site at http:// www.cdc.gov/od/sap/ and http://www.cdc.gov/od/sap/docs/salist.pdf.

Listings of USDA select agents and toxins as well as information about the registration process for domestic institutions are available on the APHIS/USDA website at: http://www.aphis.usda.gov/programs/ag_selectagent/ index.html and:
http://www.aphis.usda.gov/programs/ag_selectagent/ag_bioterr_forms.html

For foreign institutions, see the NIAID Select Agent Award information: (http://www.niaid.nih.gov/ncn/clinical/default_biodefense.htm).

ARTICLE H.30. POSSESSION, USE OR TRANSFER OF A HIGHLY PATHOGENIC AGENT

The work being conducted under this contract may involve the possession, use, or transfer of a Highly Pathogenic Infectious Agent (HPA). The NIAID defines an HPA as a pathogen that, under any circumstances, warrants a biocontainment safety level of BSL3 or higher according to either:

1.	The current edition of the CDC/NIH Biosafety in Microbiological and Biomedical Laboratories (BMBL)(http://www.cdc.gov/OD/ohs/biosfty/bmbl5/bmbl5toc.htm);

2.	The Contractor’s Institutional Biosafety Committee (IBC) or equivalent body; or

3.	The Contractor’s appropriate designated institutional biosafety official.

If there is ambiguity in the BMBL guidelines and/or there is disagreement among the BMBL, an IBC or equivalent body, or institutional biosafety official, the highest recommended containment level must be used.

Contract Number : HHSN272200800041C

ARTICLE H.31. HOTEL AND MOTEL FIRE SAFETY ACT OF 1990 (P.L. 101-391)

Pursuant to Public Law 101-391, no Federal funds may be used to sponsor or fund in whole or in part a meeting, convention, conference or training seminar that is conducted in, or that otherwise uses the rooms, facilities, or services of a place of public accommodation that do not meet the requirements of the fire prevention and control guidelines as described in the Public Law. This restriction applies to public accommodations both foreign and domestic.

Public accommodations that meet the requirements can be accessed at: http://www.usfa.fema.gov/hotel/index.htm.

ARTICLE H.32. PROHIBITION ON CONTRACTOR INVOLVEMENT WITH TERRORIST ACTIVITIES

The Contractor acknowledges that U.S. Executive Orders and Laws, including but not limited to E.O. 13224 and P.L. 107-56, prohibit transactions with, and the provision of resources and support to, individuals and organizations associated with terrorism. It is the legal responsibility of the Contractor to ensure compliance with these Executive Orders and Laws. This clause must be included in all subcontracts issued under this contract.

ARTICLE H.33. NIH POLICY ON ENHANCING PUBLIC ACCESS TO ARCHIVED PUBLICATIONS RESULTING FROM NIH-FUNDED RESEARCH

Beginning April 7, 2008, NIH-funded investigators shall submit to the NIH National Library of Medicine’s (NLM) PubMed Central (PMC) an electronic version of the author’s final manuscript, upon acceptance for publication, resulting from research supported in whole or in part with direct costs from NIH. NIH defines the author’s final manuscript as the final version accepted for journal publication, and includes all modifications from the publishing peer review process. The PMC archive will preserve permanently these manuscripts for use by the public, health care providers, educators, scientists, and NIH. The Policy directs electronic submissions to the NIH/NLM/PMC: http://www.pubmedcentral.nih.gov.

Additional information is available at http://grants.nih.gov/grants/guide/notice-files/NOT-OD-08-033.html.

Contract Number : HHSN272200800041C

PART II - CONTRACT CLAUSES

SECTION I - CONTRACT CLAUSES

General Clauses for a Cost-Reimbursement Research and Development Contract

This contract incorporates the following clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at this address: http://www.arnet.gov/far/.

a. FEDERAL ACQUISITION REGULATION (FAR) (48 CFR CHAPTER 1) CLAUSES:

FAR CLAUSE NO.	DATE	TITLE

52.202-1	Jul 2004	Definitions (Over $100,000)
52.203-3	Apr 1984	Gratuities (Over $100,000)
52.203-5	Apr 1984	Covenant Against Contingent Fees (Over $100,000)
52.203-6	Sep 2006	Restrictions on Subcontractor Sales to the Government (Over $100,000)
52.203-7	Jul 1995	Anti-Kickback Procedures (Over $100,000)
52.203-8	Jan 1997	Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity (Over $100,000)
52.203-10	Jan 1997	Price or Fee Adjustment for Illegal or Improper Activity (Over $100,000)
52.203-12	Sep 2007	Limitation on Payments to Influence Certain Federal Transactions (Over $100,000)
52.204-4	Aug 2000	Printed or Copied Double-Sided on Recycled Paper (Over $100,000)
52.204-7	Apr 2008	Central Contractor Registration
52.204-10	Sep 2007	Reporting Subcontract Awards ($500,000,000 or more)
52.209-6	Sep 2006	Protecting the Government’s Interests When Subcontracting With Contractors Debarred, Suspended, or Proposed for Debarment (Over $30,000)
52.215-2	Jun 1999	Audit and Records - Negotiation (Over $100,000)
52.215-8	Oct 1997	Order of Precedence - Uniform Contract Format
52.215-10	Oct 1997	Price Reduction for Defective Cost or Pricing Data (Over $650,000)
52.215-12	Oct 1997	Subcontractor Cost or Pricing Data (Over $650,000)
52.215-14	Oct 1997	Integrity of Unit Prices (Over $100,000)
52.215-15	Oct 2004	Pension Adjustments and Asset Reversions
52.215-18	Jul 2005	Reversion or Adjustment of Plans for Post-Retirement Benefits (PRB) other than Pensions
52.215-19	Oct 1997	Notification of Ownership Changes
52.215-21	Oct 1997	Requirements for Cost or Pricing Data or Information Other Than Cost or Pricing Data - Modifications
52.216-7	Dec 2002	Allowable Cost and Payment
52.216-8	Mar 1997	Fixed Fee
52.219-8	May 2004	Utilization of Small Business Concerns (Over $100,000)
52.219-9	Apr 2008	Small Business Subcontracting Plan (Over $550,000, $1,000,000 for Construction)

Contract Number : HHSN272200800041C

FAR CLAUSE NO.	DATE	TITLE

52.219-16	Jan 1999	Liquidated Damages - Subcontracting Plan (Over $550,000, $1,000,000 for Construction)
52.222-2	Jul 1990	Payment for Overtime Premium (Over $100,000) (Note: The dollar amount in paragraph (a) of this clause is $0 unless otherwise specified in the contract.)
52.222-3	Jun 2003	Convict Labor
52.222-21	Feb 1999	Prohibition of Segregated Facilities
52.222-26	Mar 2007	Equal Opportunity
52.222-35	Sep 2006	Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (Over $100,000)
52.222-36	Jun 1998	Affirmative Action for Workers with Disabilities
52.222-37	Sep 2006	Employment Reports on Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (Over $100,000)
52.222-50	Aug 2007	Combating Trafficking in Persons
52.223-6	May 2001	Drug-Free Workplace
52.223-14	Aug 2003	Toxic Chemical Release Reporting (Over $100,000)
52.225-1	Jun 2003	Buy American Act - Supplies
52.225-13	Jun 2008	Restrictions on Certain Foreign Purchases
52.227-1	Dec 2007	Authorization and Consent, Alternate I (Apr 1984)
52.227-2	Dec 2007	Notice and Assistance Regarding Patent and Copyright Infringement
52.227-11	Dec 2007

Patent Rights - Ownership by the Contractor (Note: In accordance with FAR 27.303(b)(2), paragraph (e) is modified to include the requirements in FAR 27.303(b)(2)(i) through (iv). The frequency of reporting in (i) is annual.

52.227-14	Dec 2007	Rights in Data - General
52.232-9	Apr 1984	Limitation on Withholding of Payments
52.232-17	Jun 1996	Interest (Over $100,000)
52.232-20	Apr 1984	Limitation of Cost
52.232-23	Jan 1986	Assignment of Claims
52.232-25	Oct 2003	Prompt Payment, Alternate I (Feb 2002)
52.232-33	Oct 2003	Payment by Electronic Funds Transfer—Central Contractor Registration
52.233-1	Jul 2002	Disputes
52.233-3	Aug 1996	Protest After Award, Alternate I (Jun 1985)
52.233-4	Oct 2004	Applicable Law for Breach of Contract Claim
52.242-1	Apr 1984	Notice of Intent to Disallow Costs
52.242-3	May 2001	Penalties for Unallowable Costs (Over $650,000)
52.242-4	Jan 1997	Certification of Final Indirect Costs
52.242-13	Jul 1995	Bankruptcy (Over $100,000)
52.243-2	Aug 1987	Changes - Cost Reimbursement, Alternate V (Apr 1984)
52.244-2	Jun 2007	Subcontracts, Alternate I (June 2007)
52.244-5	Dec 1996	Competition in Subcontracting (Over $100,000)
52.244-6	Mar 2007	Subcontracts for Commercial Items

Contract Number : HHSN272200800041C

FAR CLAUSE NO.	DATE	TITLE

52.245-1	Jun 2007	Government Property
52.245-9	Jun 2007	Use and Charges
52.246-23	Feb 1997	Limitation of Liability (Over $100,000)
52.249-6	Sep 1996	Termination (Cost-Reimbursement)
52.249-14	Apr 1984	Excusable Delays
52.253-1	Jan 1991	Computer Generated Forms

b. DEPARTMENT OF HEALTH AND HUMAN SERVICES ACQUISITION REGULATION (HHSAR) (48 CFR CHAPTER 3) CLAUSES:

HHSAR CLAUSE NO.	DATE	TITLE

352.202-1	Jan 2006	Definitions - with Alternate paragraph (h) (Jan 2006)
352.216-72	Jan 2006	Additional Cost Principles
352.228-7	Dec 1991	Insurance - Liability to Third Persons
352.232-9	Jan 2006	Withholding of Contract Payments
352.233-70	Jan 2006	Litigation and Claims
352.242-71	Apr 1984	Final Decisions on Audit Findings
352.270-5	Jan 2006	Key Personnel
352.270-6	Jan 2006	Publications and Publicity
352.270-10	Jan 2006	Anti-Lobbying (Over $100,000)

[End of GENERAL CLAUSES FOR A NEGOTIATED COST-REIMBURSEMENT RESEARCH AND DEVELOPMENT CONTRACT- Rev. 08/2008].

Contract Number : HHSN272200800041C

ARTICLE I.2 AUTHORIZED SUBSTITUTION OF CLAUSES

ARTICLE I.1. of this SECTION is hereby modified as follows:

a.	Alternate I (October 1997) of FAR Clause 52.215-14, Integrity of Unit Prices (October 1997) is added.

b.

FAR Clauses 52.215-15, Pension Adjustments And Asset Reversions (October 2004); 52.215-18, Reversion Or Adjustment Of Plans For Post Retirement Benefits (PRB) Other Than Pensions (July 2005); and, 52.215-19, Notification Of Ownership Changes (October 1997), are deleted in their entirety.

c.

FAR Clause 52.232-20, Limitation Of Cost (April 1984), is deleted in its entirety and FAR Clause 52.232-22, Limitation Of Funds (April 1984) is substituted therefor. [NOTE: When this contract is fully funded, FAR Clause 52.232-22, LIMITATION OF FUNDS will no longer apply and FAR Clause 52.232-20, LIMITATION OF COST will become applicable.]

d.	Alternate I, (December 1991), of FAR Clause 52.233-1, Disputes (December 1998) is added.

Contract Number : HHSN272200800041C

ARTICLE I.3. Additional Contract Clauses

This contract incorporates the following clauses by reference, with the same force and effect, as if they were given in full text. Upon request, the Contracting Officer will make their full text available.

a.	FEDERAL ACQUISITION REGULATION (FAR) (48 CFR CHAPTER 1) CLAUSES

	1.	FAR Clause 52.203-13, Contractor Code of Business Ethics and Conduct (December 2007).

	2.	FAR Clause 52.203-14, Display of Hotline Poster(s) (December 2007).

“..... (3) Any required posters may be obtained as follows:

Poster(s)	Obtain From”

HHS Contractor Code of Ethics and Business Conduct Poster	http://www.oig.hhs.gov/ hotline/OIG_Hotline_Poster.pdf

3.	FAR Clause 52.208-9, Contractor Use of Mandatory Sources of Supply (July 2004).

4.	FAR Clause 52.215-17, Waiver of Facilities Capital Cost of Money (October 1997).

5.	FAR Clause 52.217-2, Cancellation Under Multiyear Contracts (October 1997).

6.	FAR Clause 52.219-4, Notice of Price Evaluation Preference for HUBZone Small Business Concerns (July 2005).

“(c) Waiver of evaluation preference.....
[ X] Offeror elects to waive the evaluation preference.”

7.	FAR Clause 52.219-25, Small Disadvantaged Business Participation Program--Disadvantaged Status and Reporting (April 2008).

8.	FAR Clause 52.222-53, Exemption from Application of the Service Contract Act to Contracts for Certain Services--Requirements (November 2007).

9.	FAR Clause 52.223-3, Hazardous Material Identification and Material Safety Data (January 1997), with Alternate I (July 1995).

10.	FAR Clause 52.223-17, Affirmative Procurement of EPA-designated Items in Service and Construction Contracts (May 2008).

11.	FAR Clause 52.224-1, Privacy Act Notification (April 1984).

Contract Number : HHSN272200800041C

	12.	FAR Clause 52.224-2, Privacy Act (April 1984).

	13.	FAR Clause 52.226-1, Utilization of Indian organizations and Indian-owned Economic Enterprises (June 2000).

	14.	FAR Clause 52.227-16, Additional Data Requirements (June 1987).

	15.	FAR Clause 52.230-3, Disclosure and Consistency of Cost Accounting Practices (April 1998).

	16.	FAR Clause 52.230-6, Administration of Cost Accounting Standards (March 2008).

	17.	FAR Clause 52.242-3, Penalties for Unallowable Costs (May 2001).

	18.	FAR Clause 52.246-23, Limitation of Liability (February 1997).

	19.	FAR Clause 52.246-24, Limitation of Liability - High-Value Items (February 1997).

	20.	FAR Clause 52.247-63, Preference for U.S. Flag Air Carriers (June 2003).

b.	DEPARTMENT OF HEALTH AND HUMAN SERVICES ACQUISITION REGULATION (HHSAR) (48 CHAPTER 3) CLAUSES:

	1.	HHSAR Clause 352.223-70, Safety and Health (January 2006).

	2.	HHSAR Clause 352.224-70, Confidentiality of Information (January 2006).

	3.	HHSAR Clause 352.270-1, Accessibility of Meetings, Conferences and Seminars to Persons with Disabilities (January 2001).

	4.	HHSAR Clause 352.270-7, Paperwork Reduction Act (January 2006).

	5.	HHSAR Clause 352.270-8(b), Protection of Human Subjects (January 2006).

	6.	HHSAR Clause 352.270-9(b), Care of Live Vertebrate Animals (January 2006).

	7.	HHSAR Clause 352.333-7001, Choice of Law (Overseas) (March 2005).

c.	NATIONAL INSTITUTES OF HEALTH (NIH) RESEARCH CONTRACTING (RC) CLAUSES:

The following clauses are attached and made a part of this contract:

	1.	NIH (RC)-7, Procurement of Certain Equipment (April 1984).

	2.	NIH(RC)-11, Research Patient Care Costs (4/1/84).

Contract Number : HHSN272200800041C

ARTICLE I.4. ADDITIONAL FAR CONTRACT CLAUSES INCLUDED IN FULL TEXT

This contract incorporates the following clauses in full text.

FEDERAL ACQUISITION REGULATION (FAR)(48 CFR CHAPTER 1)CLAUSES:

a.	FAR Clause 52.222-39, Notification Of Employee Rights Concerning Payment Of Union Dues Or Fees(December 2004)

(a) Definition. As used in this clause —

United States means the 50 States, the District of Columbia, Puerto Rico, the Northern Mariana Islands, American Samoa, Guam, the U.S. Virgin Islands, and Wake Island.

(b) Except as provided in paragraph (e) of this clause, during the term of this contract, the Contractor shall post a notice, in the form of a poster, informing employees of their rights concerning union membership and payment of union dues and fees, in conspicuous places in and about all its plants and offices, including all places where notices to employees are customarily posted. The notice shall include the following information (except that the information pertaining to National Labor Relations Board shall not be included in notices posted in the plants or offices of carriers subject to the Railway Labor Act, as amended (45 U.S.C. 151-188)).

Notice to Employees

          Under Federal law, employees cannot be required to join a union or maintain membership in a union in order to retain their jobs. Under certain conditions, the law permits a union and an employer to enter into a union-security agreement requiring employees to pay uniform periodic dues and initiation fees. However, employees who are not union members can object to the use of their payments for certain purposes and can only be required to pay their share of union costs relating to collective bargaining, contract administration, and grievance adjustment.

          If you do not want to pay that portion of dues or fees used to support activities not related to collective bargaining, contract administration, or grievance adjustment, you are entitled to an appropriate reduction in your payment. If you believe that you have been required to pay dues or fees used in part to support activities not related to collective bargaining, contract administration, or grievance adjustment, you may be entitled to a refund and to an appropriate reduction in future payments.

For further information concerning your rights, you may wish to contact the National Labor Relations Board (NLRB) either at one of its Regional offices or at the following address or toll free number:

National Labor Relations Board Division of Information 1099 14th Street, N.W. Washington, DC 20570 1-866-667-6572 1-866-316-6572 (TTY)

To locate the nearest NLRB office, see NLRB’s website at http://www.nlrb.gov.

(c) The Contractor shall comply with all provisions of Executive Order 13201 of February 17, 2001, and related implementing regulations at 29 CFR part 470, and orders of the Secretary of Labor.

(d) In the event that the Contractor does not comply with any of the requirements set forth in paragraphs (b), (c), or (g), the Secretary may direct that this contract be cancelled, terminated, or suspended in whole or in part, and declare the Contractor ineligible for further Government contracts in accordance with procedures at 29 CFR part 470, Subpart B--Compliance Evaluations, Complaint

Contract Number : HHSN272200800041C

Investigations and Enforcement Procedures. Such other sanctions or remedies may be imposed as are provided by 29 CFR part 470, which implements Executive Order 13201, or as are otherwise provided by law.

(e) The requirement to post the employee notice in paragraph (b) does not apply to—

(1) Contractors and subcontractors that employ fewer than 15 persons;

(2) Contractor establishments or construction work sites where no union has been formally recognized by the Contractor or certified as the exclusive bargaining representative of the Contractor’s employees;

(3) Contractor establishments or construction work sites located in a jurisdiction named in the definition of the United States in which the law of that jurisdiction forbids enforcement of union-security agreements;

(4) Contractor facilities where upon the written request of the Contractor, the Department of Labor Deputy Assistant Secretary for Labor-Management Programs has waived the posting requirements with respect to any of the Contractor’s facilities if the Deputy Assistant Secretary finds that the Contractor has demonstrated that—

(i) The facility is in all respects separate and distinct from activities of the Contractor related to the performance of a contract; and

(ii) Such a waiver will not interfere with or impede the effectuation of the Executive order; or

(5) Work outside the United States that does not involve the recruitment or employment of workers within the United States.

(f) The Department of Labor publishes the official employee notice in two variations; one for contractors covered by the Railway Labor Act and a second for all other contractors. The Contractor shall—

(1) Obtain the required employee notice poster from the Division of Interpretations and Standards, Office of Labor-Management Standards, U.S. Department of Labor, 200 Constitution Avenue, NW, Room N-5605, Washington, DC 2021, or from any field office of the Department’s Office of Labor-Management Standards or Office of Federal Contract Compliance Programs;

(2) Download a copy of the poster from the Office of Labor-Management Standards website at http://www.olms.dol.gov; or

(3) Reproduce and use exact duplicate copies of the Department of Labor’s official poster.

(g) The Contractor shall include the substance of this clause in every subcontract or purchase order that exceeds the simplified acquisition threshold, entered into in connection with this contract, unless exempted by the Department of Labor Deputy Assistant Secretary for Labor-Management Programs on account of special circumstances in the national interest under authority of 29 CFR 470.3(c). For indefinite quantity subcontracts, the Contractor shall include the substance of this clause if the value of orders in any calendar year of the subcontract is expected to exceed the simplified acquisition threshold. Pursuant to 29 CFR part 470, Subpart B—Compliance Evaluations, Complaint Investigations and Enforcement Procedures, the Secretary of Labor may direct the Contractor to take such action in the enforcement of these regulations, including the imposition of sanctions for noncompliance with respect to any such subcontract or purchase order. If the Contractor becomes involved in litigation with a subcontractor or vendor, or is threatened with such involvement, as a result of such direction, the Contractor may request the United States, through the Secretary of Labor, to enter into such litigation to protect the interests of the United States.

(End of Clause)

Contract Number : HHSN272200800041C

b. FAR Clause 52.247-67, Submission of Transportation Documents for Audit (February 2006).

(a) The Contractor shall submit to the address identified below, for prepayment audit, transportation documents on which the United States will assume freight charges that were paid—

(1) By Contractor under a cost-reimbursement contract; and

(2) By a first-tier subcontractor under a cost-reimbursement subcontract thereunder.

(b) Cost-reimbursement Contractors shall only submit for audit those bills of lading with freight shipment charges exceeding $100. Bills under $100 shall be retained on-site by the Contractor and made available for on-site audits. This exception only applies to freight shipment bills and is not intended to apply to bills and invoices for any other transportation services.

(c) Contractors shall submit the above referenced transportation documents to:

Contracting Officer Office of Acquistions National Institute of Allergy and Infectious Diseases, NIH 6700-B Rockledge Drive, Room 3214 Bethesda, Maryland 20892-7612

Contract Number : HHSN272200800041C

PART III - LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACHMENTS

SECTION J - LIST OF ATTACHMENTS

The following documents are attached and incorporated in this contract:

1. Statement of Work

Statement of Work, dated September 1, 2008, 8 pages.

2. Invoice/Financing Request and Contract Financial Reporting Instructions for NIH Cost-Reimbursement Type Contracts, NIH(RC)-4

Invoice/Financing Request and Contract Financial Reporting Instructions for NIH Cost-Reimbursement Type Contracts, NIH(RC)-4, (5/07), 6 pages.

3. Inclusion Enrollment Report

Inclusion Enrollment Report, 5/01 (Modified OAMP: 10/01), 1 page.

4. Privacy Act System of Records, Number

Privacy Act System of Records, Number 09-25-0200

5. Safety and Health

Safety and Health, HHSAR Clause 352.223-70, (1/06), 1 page.

6. Procurement of Certain Equipment

Procurement of Certain Equipment, NIH(RC)-7, 4/1/84, 1 page.

7. Research Patient Care Costs

Research Patient Care Costs, NIH(RC)-11, 4/1/84, 1 page.

8. Disclosure of Lobbying Activities, SF-LLL

Disclosure of Lobbying Activities, SF-LLL, dated 7/97, 3 pages.

9. Commitment To Protect Non-Public Information

Commitment To Protect Non-Public Information, 1 page. Located at: http://irm.cit.nih.gov/security/Nondisclosure.pdf

Contract Number : HHSN272200800041C

PART IV - REPRESENTATIONS AND INSTRUCTIONS

SECTION K - REPRESENTATIONS AND CERTIFICATIONS

The following documents are incorporated by reference in this contract:

Annual Representations and Certifications completed and located at the Online Representations and Certifications Application (ORCA) website.

Human Subjects Assurance Identification Number FWA00002255 (SIGA)

Animal Welfare Assurance Number is A3034-01 (Battelle)

Animal Welfare Assurance Number is A3181-01 (MPI Research, Inc.)

END of the SCHEDULE